                                                                   EXHIBIT 10(b)

Note: This is a composite text of the Limited Recourse Financing Facility Agreement as amended by an amendment to be dated as of April 30, 1997 and as such agreement will be in effect on that date. This text has been prepared for informational purposes only and does not purport to create any legal rights or liabilities of the parties named herein who are and will be bound only by the Agreement and amendments thereto.



                                COMPOSITE DRAFT



                 LIMITED RECOURSE FINANCING FACILITY AGREEMENT

                          DATED AS OF APRIL 27, 1988

                                    between

                           DISNEY ENTERPRISES, INC.

                                      and

                              TDL FUNDING COMPANY



                              As amended through
                                April 30, 1997

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
SECTION 1:  DEFINITIONS..........................................................................................   1

SECTION 2:  THE FACILITY.........................................................................................   6
   2.01     Agreement to Make Advances...........................................................................   6
   2.02     Drawing Procedures...................................................................................   6
   2.03     Recovery of Advances.................................................................................   6
   2.04     Interest.............................................................................................   8
   2.05     Cancellation of Commitment; Prepayment...............................................................   8
   2.06     Payments.............................................................................................   9
   2.07     Security Agreement...................................................................................  10
   2.08     Facility Account.....................................................................................  10

SECTION 3:  DISNEY'S LIABILITIES.................................................................................  10
   3.01     Limited Recourse Liability...........................................................................  10
   3.02     Shortfall Indemnities................................................................................  11
   3.03     Basic Agreement Indemnities..........................................................................  13
   3.04     Facility Agreement Indemnities.......................................................................  14
   3.05     Other Parties' Liabilities...........................................................................  14
   3.06     Expenses Included....................................................................................  15

SECTION 4:  YIELD PROTECTION.....................................................................................  15
   4.01     Taxes................................................................................................  15
   4.02     Compliance Costs;  Illegality........................................................................  16
   4.03     Mitigation...........................................................................................  17
   4.04     Yield Protection Prepayment..........................................................................  17
   4.05     Yen Transaction......................................................................................  17

SECTION 5:  FEES AND EXPENSES....................................................................................  18
   5.01     Management Fee.......................................................................................  18
   5.02     Expenses.............................................................................................  18

SECTION 6:  REPRESENTATIONS AND WARRANTIES.......................................................................  18
   6.01     Organization, Power and Authority....................................................................  19
   6.02     Compliance with Law and Other Agreements.............................................................  19
   6.03     Authorization........................................................................................  19
   6.04     Registrations and Approvals..........................................................................  19
   6.05     Agreement Binding....................................................................................  19
   6.06     Other Obligations....................................................................................  20
   6.07     Litigation...........................................................................................  20
   6.08     Information Memorandum; Financial Statements.........................................................  20



   6.09     Basic Agreement......................................................................................  21
   6.10     Designated Receivables...............................................................................  21
   6.11     Records..............................................................................................  22

SECTION 7:  COVENANTS............................................................................................  22
   7.01     Performance of Obligations...........................................................................  22
   7.02     Financial Statements; Other Information..............................................................  22
   7.03     Performance and Notice...............................................................................  23
   7.04     Mortgages; Liens.....................................................................................  23
   7.05     Maintenance and Continuity of Business...............................................................  24
   7.06     Maintenance of Governmental Approvals................................................................  25
   7.07     Taxes................................................................................................  25
   7.08     ERISA................................................................................................  25
   7.09     Maintenance of Records...............................................................................  26
   7.10     Protection of the Company's Interest.................................................................  26
   7.11     Basic Agreement......................................................................................  27

SECTION 8:  CONDITIONS PRECEDENT
   8.01     Conditions Precedent.................................................................................  28

SECTION 9:  TERMINATION EVENTS...................................................................................  31
   9.01     Termination Events...................................................................................  31

SECTION 10:  COLLECTION AGENT....................................................................................  33
   10.01     Appointment of Collection Agent.....................................................................  33
   10.02     Collections.........................................................................................  33
   10.03     Change of Collection Agent..........................................................................  34
   10.04     Application of Collections..........................................................................  34
   10.05     Compensation of Collection Agent....................................................................  34
   10.06     Termination of Collection Agency....................................................................  35

SECTION 11:  MISCELLANEOUS.......................................................................................  35
   11.01     Term................................................................................................  35
   11.02     Entire Agreement....................................................................................  35
   11.03     Waiver; Cumulative Rights...........................................................................  35
   11.04     Assignment..........................................................................................  36
   11.05     Governing Law.......................................................................................  37
   11.06     Submission to Jurisdiction..........................................................................  37
   11.07     Notices.............................................................................................  38
   11.08     Confidentiality.....................................................................................  39
   11.09     Severability........................................................................................  39
   11.10     Counterparts........................................................................................  40

SCHEDULE 1 - Designated Receivables
EXHIBIT A    - Disney Acknowledgment


EXHIBIT B  -  Lock Box Notice
EXHIBIT C  -  Pledge Agreement

          THIS AGREEMENT is made as of the 27th day of April, 1988 by and among:

          DISNEY ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Delaware in the United States of America with its principal office located at 500 South Buena Vista Street, Burbank, California 91521 (hereinafter referred to as "Disney");

          TDL FUNDING COMPANY, a company organized and existing under the laws of the Cayman Islands with its registered office located c/o Caledonian Bank and Trust Limited, P.O. Box 1043, Caledonian House, Grand Cayman, Cayman Islands (hereinafter referred to as the "Company"); and

          The Company as manager of the limited recourse financing established hereunder (hereinafter referred to in such capacity as the "Manager").

                              W I T N E S S E T H:

          WHEREAS, pursuant to an agreement with Oriental Land Co., Ltd. Disney is entitled to receive certain royalty payments relating to the operations of the Tokyo Disneyland theme park; and

          WHEREAS, Disney desires to receive certain advances from the Company and to grant to the Company a security interest in collections of a portion of such royalties to secure the Company's advances, the principal amount of which advances, together with accrued interest, is to be recovered by the Company on a limited recourse basis from the collection of such royalties, subject to the terms and conditions of this Agreement; and

          WHEREAS, the Company is prepared, subject to the terms and conditions of this Agreement, to make such advances to Disney;

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                            SECTION 1:  DEFINITIONS

          The following terms shall have the meanings set forth below:

          1.1 "Advance" shall mean, with respect to each Quarterly Receivables Period and the Designated Receivables for such Quarterly Receivables Period, the amount set forth on Schedule 1 annexed hereto under the heading "Advance" for such Quarterly Receivables Period, and "Advances" shall mean, where the context so requires, the aggregate amount of such Advances for all Quarterly Receivables Periods during the term of this Agreement. The aggregate Advances received by Disney on the Drawing Date equalled (Yen)90,592,014,000.

          1.2 "Affiliate" shall mean, with respect to Disney or the Company, any Person controlling, controlled by or under common control with Disney or the Company, as the case may be. As used herein, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          1.3 "Annual Receivables Period" shall mean the Quarterly Receivables Period during which the Drawing Date occurs and the three consecutive Quarterly Receivables Periods thereafter, and each period of four consecutive Quarterly Receivables Periods occurring thereafter during the term of this Agreement.

          1.4 "Basic Agreement" shall mean the agreement made as of April 30, 1979 by and between Oriental Land (as hereinafter defined) and Walt Disney Productions (Walt Disney Productions having been subsequently renamed Disney Enterprises, Inc.) as amended by a letter agreement dated April 7, 1983 providing for the construction and operation of Tokyo Disneyland Park, Amendment No. 1 dated April 7, 1983, Amendment No. 2 dated November 2, 1994, Amendment No. 3 dated April 30, 1996 and as such agreements may be amended or otherwise modified from time to time.

          1.5 "Business Day" shall mean a day on which banks are not authorized or required to close in (i) Tokyo, Japan, (ii) Los Angeles, California and (iii) New York, New York.

          1.6 "Collateral" shall mean, with respect to any Designated Receivables, all collections and other proceeds of such Designated Receivables or, where the context so requires, the aggregate collections and other proceeds of the Designated Receivables for all Quarterly Receivables Periods during the term of this Agreement.

          1.7 "Collection Agent" shall mean the Person from time to time appointed pursuant to Section 10.01 to collect the Tokyo Disneyland Receivables and the Designated Receivables and to make distributions therefrom in accordance with the terms and conditions of this Agreement.

          1.8 "Commitment" shall mean the obligation of the Company to make Advances subject to the terms and conditions of this Agreement.

          1.9  "Conditions Precedent Date" shall have the meaning set forth in
Section 8.01.

          1.10 "Designated Receivables" shall mean, with respect to each Quarterly Receivables Period, that portion of the Tokyo Disneyland Receivables identified in Schedule 1 annexed hereto as the "Designated Receivables" for such Quarterly Receivables Period or, where the context so requires, the aggregate amount of such Designated Receivables for all Quarterly Receivables Periods during the term of this Agreement.

          1.11 "Disney Acknowledgment" shall mean the acknowledgment by Disney of the Company's granting of a security interest in this Agreement to certain institutions, which acknowledgment shall be in the form of Exhibit A annexed hereto.

          1.12 "Disney Agreements" shall have the meaning set forth in Section 6.01.

          1.13 "Drawing Date" shall mean April 30, 1988 or such other date as Disney and the Company shall agree in writing as the date on which Disney shall draw the Advances.

          1.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.15 "Indebtedness" shall mean, in regard to any Person, all indebtedness (including guarantees and other contingent obligations) with respect to borrowed money or for the deferred purchase price of property or services, all indebtedness of others secured by or benefiting from any charge against, or any encumbrance on or with respect to, properties, contract rights or revenues of such Person, whether or not such Person has become liable for such indebtedness.

          1.16 "Information Memorandum" shall mean the undated ten page information memorandum entitled "Information memorandum: Limited Recourse Financing for Disney Enterprises, Inc. relating to royalties for Tokyo Disneyland" regarding Disney, Tokyo Disneyland Park and the transactions contemplated by this Agreement, but shall not include the separate summary of the Basic Agreement referred to therein.

          1.17 "Lock Box Account" shall mean account no. 009-007873-026 standing in the name of Disney Enterprises, Inc. at The Hongkong and Shanghai Banking Corporation Limited, Kyobashi Itchome Building, 13-1, Kyobashi 1-chome, Chuo-ku, Tokyo 104, Japan into which Disney has instructed Oriental Land to deposit the Tokyo Disneyland Receivables in accordance with the terms and conditions of this Agreement and the Basic Agreement.

          1.18 "Lock Box Notice" shall mean a notice from Disney to the bank at which the Lock Box Account is maintained, which notice shall be in the form of Exhibit B annexed hereto.

          1.19 "Long Term Prime Lending Rate" shall mean the interest rate per
                                                                           ---
annum from time to time announced by The Long-Term Credit Bank of Japan, Limited
-----
as its long term prime lending rate in Japan for Yen loans with a tenor exceeding one year extended to prime corporate customers.

          1.20 "Mortgage" shall have the meaning set forth in Section 7.04(a).

          1.21 "Oriental Land" shall mean Oriental Land Co., Ltd., a kabushiki
                                                                     ---------
kaisha organized and existing under the laws of Japan with its principal office
------
located at 1-1, Maihama,

Urayasu-shi, Chiba Prefecture, 272-01 Japan, its successors and its permitted assigns under the Basic Agreement.

          1.22 "Other Taxes" shall have the meaning set forth in Section
4.01(b).

          1.23 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization (including a government or political subdivision or an agency or instrumentality thereof) and the equivalent of any such juridical entity or organization under the laws of any relevant jurisdiction.

          1.24 "Pledge Agreement" shall mean a pledge agreement under the laws of Japan pledging the Lock Box Account to the Company as security for Disney's obligations hereunder, which pledge agreement shall be in the form of Exhibit C annexed hereto.

          1.25 "Quarterly Receivables Period" shall mean each of the calendar quarters commencing on January lst, April 1st, July 1st and October lst in each year during the term of this Agreement, commencing with the calendar quarter during which the Drawing Date occurs.

          1.26 "Records" shall mean the Basic Agreement and other documents, books, records and other information (including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by Disney with respect to the Tokyo Disneyland Receivables.

          1.27 "Restricted Subsidiary" shall have the meaning set forth in
Section 7.04(a).

          1.28 "Settlement Date" shall mean, with respect to each Quarterly Receivables Period and the Designated Receivables for such Quarterly Receivables Period, the date thirty (30) days following the last day of such Quarterly Receivables Period.

          1.29 "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether capital stock of any other class shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by Disney, by Disney and one or more of such corporations, or by one or more of such corporations.

          1.30 "Tangible Property" shall have the meaning set forth in Section 7.04(a).

          1.31 "Taxes" shall have the meaning set forth in Section 4.01(a).

          1.32 "Termination Event" shall have the meaning set forth in Section 9.01.

          1.33 "Theme Park Asset" shall have the meaning set forth in Section 7.04(a).

          1.34 "Tokyo Disneyland Park" shall mean the theme park known as Tokyo Disneyland Park located at Maihama, Urayasu, Higashi-Katsushika-gun, Chiba, Japan which is owned and operated by Oriental Land pursuant to the Basic Agreement.

          1.35 "Tokyo Disneyland Receivables" shall mean all royalties receivable by Disney from Oriental Land during the period commencing on the Drawing Date and to and including April 30, 2008 pursuant to Paragraphs 11.1.1 and 11.1.2 of the Basic Agreement after deduction by Oriental Land of Japanese withholding tax from such royalties. Tokyo Disneyland Receivables shall not include any deferred royalties receivable by Disney from Oriental Land pursuant to Paragraph 11.1.1 of the Basic Agreement with respect to any period prior to the date of this Agreement and shall not include any payments due under the Basic Agreement with respect to the reimbursement of costs incurred by Disney in rendering services to Oriental Land pursuant to the Basic Agreement.

          1.36 "Yen" and the symbol "(Yen)" shall mean Yen in the lawful currency of Japan.

          1.37 "Yen Equivalent" shall mean the amount of Yen obtained by converting the amount of other currency involved in such computation into Yen at the spot rate for the purchase of Yen with such other currency as quoted by the principal Tokyo branch of Citibank, N.A. at approximately 11:00 a.m. (Tokyo time) on the day two (2) Business Days prior to any determination thereof.

          1.38 "Yen Lenders" shall mean the financial institutions that are parties to the Yen Loan Agreement.

          1.39 "Yen Loan Agreement" shall mean any agreement providing for borrowing secured (in whole or in part) by the obligations of Disney under this Agreement. Without limiting the generality of the foregoing, such term shall include the DWARFS Secured Yen Loan Agreement (the "DWARFS Loan Agreement"), dated as of April 24, 1997, among the Company, The Hongkong and Shanghai Banking Corporation Limited, as Collateral Agent and as Administrative Agent, and the financial institutions listed on Schedule I thereto as Lenders .

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States, consistently applied. Terms not specifically defined herein which are defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York shall, unless the context otherwise requires, have the meanings set forth therein.

                            SECTION 2:  THE FACILITY

           2.1 Agreement to Make Advances
               --------------------------

          In reliance upon Disney's representations and warranties and subject to the terms and conditions of this Agreement, the Company hereby agrees to make the Advances to Disney and Disney hereby grants to the Company a security interest in the Collateral to secure the recovery of the principal amount of such Advances and accrued interest thereon. The Company shall recover the aggregate principal amount of such Advances and accrued interest thereon from the collection of the Designated Receivables and with recourse to Disney with respect to the recovery of such amounts, but only to the extent hereinafter expressly provided.

           2.2 Drawing Procedures
               ------------------

          (a) Disney may utilize the Commitment in whole but not in part in a single drawing on the Drawing Date. The Company shall not have any obligation hereunder to made the Advances after the Drawing Date.

          (b) Subject to the satisfaction by Disney on the Drawing Date of all applicable conditions precedent (including without limitation the filing of all required financial statements (Form UCC-1) in accordance with the provisions of this Agreement), the Company shall, not later than 11:00 a.m. (Tokyo time) on the Drawing Date, make the Advances to Disney.

           2.3 Recovery of Advances
               --------------------

          (a) Each Advance made by the Company to Disney hereunder with respect to a Quarterly Receivables Period and accrued interest thereon shall be recovered from the collection of the Designated Receivables for such Quarterly Receivables Period. Following receipt by Disney (or, in the event that a Collection Agent shall have been appointed pursuant to Section 10.01, then the Collection Agent) of any Tokyo Disneyland Receivables to the Lock Box Account, Disney (or the Collection Agent, as the case may be) shall, on the next succeeding Settlement Date (or, if the, date of such receipt is a Settlement Date, then on such Settlement Date), apply the amounts so received as follows:

               (i) first, to any other account which Disney may designate, the
                   -----
     amount of any Tokyo Disneyland Receivables or any other amounts received in the Lock Box Account other than the Designated Receivables relating to such Settlement Date;

               (ii) second, to the Company, an amount equal to interest accrued
                    ------
     on the Advance for the Quarterly Receivables Period to which such Settlement Date relates, from the Drawing Date to such Settlement Date in accordance with Section 2.04;

              (iii) third, to the Company, an amount equal to the Advance for
                    -----
     the Quarterly Receivables Period to which such Settlement Date relates; and

               (iv) fourth, to any other account which Disney may designate, any
                    ------
     balance then remaining in the Lock Box Account (other than any overpayment or prepayment of Tokyo Disneyland Receivables by Oriental Land which is subject to the provisions of Section 2.03(b)).

          (b) Should Oriental Land make payment of any Tokyo Disneyland Receivables on a date later than that provided in the Basic Agreement for such payment to be made, Disney (or the Collection Agent, as the case may be) shall, on the date of receipt of such payment in the Lock Box Account, apply the amounts so received in accordance with Section 2.03(a) as if such payment had been made on the Settlement Date by which such payment was due. Any overpayment of Tokyo Disneyland Receivables by Oriental Land to the Lock Box Account shall be refunded by Disney (or the Collection Agent, as the case may be) to Oriental Land without interest. Any prepayment of Tokyo Disneyland Receivables by Oriental Land to the Lock Box Account shall be held in the Lock Box Account until the Settlement Date by which such payment would otherwise be due from Oriental Land and interest shall accrue thereon to such Settlement Date in accordance with Section 2.03(d).

          (c) In the event that Oriental Land makes a late payment to the Lock Box Account relating to a Quarterly Receivables Period or an Annual Receivables Period with respect to which Disney has made an indemnity payment to the Company pursuant to Section 3.02, the amount of such late payment by Oriental Land shall be applied by Disney (or the Collection Agent, as the case may be), on the date of report of such payment to the Lock Box Account, first (i) to the Company to the extent, if any, that the sum of (A) the Designated Receivables with respect to such Quarterly Receivables Period or Annual Receivables Period actually received from Oriental Land prior to the receipt of such late payment and (B) any indemnity payment made by Disney to the Company pursuant to Section 3.02 with respect to such Quarterly Receivables Period or Annual Receivables Period (other than a payment of interest pursuant to Section 3.02(c)) is less than the Designated Receivables as set forth on Schedule 1 with respect to such Quarterly Receivables Period or Annual Receivables Period and the deferred shortfall amounts, if any, payable pursuant to Section 3.02(d) (without reference to the limitations on such payments set forth therein) with respect to such Quarterly Receivables Period or Annual Receivables Period, and, second (ii) to Disney and the Company, in accordance with Section 2.03(a).

          (d) Disney (or the Collection Agent, as the case may be) shall, to the extent permitted by applicable law and prevailing banking practice, cause the bank at which the Lock Box Account is maintained to pay overnight interest on amounts on deposit in the Lock Box Account, and the interest so paid shall be added to the amounts on deposit in the Lock Box Account. Any such interest on deposit in the Lock Box Account on any Settlement Date shall be paid over to Disney on such Settlement Date.

           2.4 Interest
               --------

          Each Advance shall bear interest at the rate of two and ninety and one-half hundredths percent (2.905%) per annum (based on a year of 365 days and
                                     ---------
four quarters of equal duration, in accordance with the calculation of the Advances set forth on Schedule 1) from and including April 30, 1997 to but excluding the Settlement Date for the Quarterly Receivables Period to which such Advance relates. The interest amount so due on any Settlement Date shall be equal to the difference between the amounts of the Designated Receivables and the Advance set forth on Schedule 1 for the Quarterly Receivables Period to which such Settlement Date relates. Such interest shall be recoverable by the Company in accordance with the provisions of Section 2.03.

           2.5 Cancellation of Commitment; Prepayment
               --------------------------------------

          (a) Disney may, upon five (5) Business Days' notice to the Company, cancel the Commitment in whole but not in part. Upon such cancellation Disney shall pay to the Company the sum of all reasonable expenses, including reasonable fees and expenses of counsel, printing, communication, travel and all other out-of-pocket expenses incurred by the Company in connection with the preparation, negotiation and execution of this Agreement and the documentation required hereunder, less any amount previously paid to the Company in reimbursement of expenses hereunder pursuant to Section 5.02(a).

          (b) Disney shall have the right to prepay the Advances in whole or in part (in a minimum amount of (Yen)1,000,000,000) on any Settlement Date upon fifteen (15) days prior written notice to the Company by the payment on such Settlement Date of (i) the Advances to be prepaid on such Settlement Date and
(ii) accrued interest thereon calculated at the rate set forth in Section 2.04 from and including April 30, 1997 to but excluding the date of Disney's payment to the Company hereunder. Upon such prepayment, the Company shall, subject to applicable legal requirements, prepay its corresponding obligations under the Yen Loan Agreement. Disney's right to prepay in accordance with the preceding sentence shall include the right to prepay the Advances in whole or in part (in a minimum amount of (Yen)1,000,000,000) on fifteen (15) days prior written notice by giving to the Company an irrevocable instruction to prefinance all or part of the obligations of Disney through the Company to the Yen Lenders; a prefinancing shall, for the purposes hereof, be a prepayment within the meaning of this section if (i) it is arranged pursuant to a structure and documents to be approved by Disney and the Company; (ii) the payment obligations of the Company pursuant to the Yen Loan Agreement as to which the direction to prefinance has been given are refinanced; (iii) such payment obligations continue to be secured by an assignment and security interest in the Designated Receivables; and (iv) the benefit of any reduction of interest rate or financing charges realized by the Company in such refinancing is passed on to Disney.

           2.6 Payments
               --------

          (a) All sums payable to Disney by the Company hereunder or under any document contemplated hereby shall be payable in Tokyo, Japan in Yen and in immediately available funds (or such other Yen funds as may then be customary for the settlement of international banking transactions denominated in Yen) not later than 11:00 a.m. (Tokyo time) on the day in question to the account of Disney (account no. 14297-025) at Bank of America,

Tokyo.

          (b) All sums payable to the Company or the Manager hereunder or under any document contemplated hereby, including without limitation the recovery of Advances and accrued interest, indemnity payments by Disney pursuant to Section 3, the management fee and costs and expenses, shall be payable in Tokyo, Japan in Yen and in immediately available funds (or such other Yen funds as may then be customary for the settlement of international banking transactions denominated in Yen) not later than 11:00 a.m. (Tokyo time) on the day in question, to its account at The Hongkong and Shanghai Banking Corporation Limited, Kyobashi Itchome Building, 13-1, Kyobashi 1-chome, Chuo-ku, Tokyo 104, Japan.

          (c) If Disney shall fail to make any payment when due of any sum hereunder, other than a payment with respect to which recourse is limited to the Collateral, Disney shall pay default interest on the unpaid amount, to the extent permitted by applicable law, from and including such due date until the payment of said sum in full (after as well as before judgment) at the rate that is two percent (2%) per annum above the rate set forth in Section 2.04. Such
                    --- -----
interest shall be payable on the Company's demand therefor.

          (d) Except as otherwise expressly provided in this Agreement, any payments made to the Company and the Manager hereunder or under any document contemplated hereby shall be applied first against costs and expenses due hereunder, then against fees due to the Manager, then against interest on past due amounts, then against unrecovered interest which is due and payable pursuant to Section 2.04, then against unrecovered Advances and thereafter to Disney's indemnity obligations pursuant to Section 3.

           2.7 Security Agreement
               ------------------

          This Agreement shall constitute a security agreement between Disney and the Company, and Disney hereby grants to the Company a security interest in the Collateral to secure the recovery by the Company of the Advances and accrued interest thereon. It is the intention of the parties hereby to create a security interest in the Collateral consisting of the cash collections and other cash proceeds of the Designated Receivables and in the proceeds of such Collateral, and such security interest shall not constitute a security interest in the Basic Agreement or any of the Tokyo Disneyland Receivables (including the Designated Receivables).


           2.8 Facility Account
               ----------------

          The Company shall open and maintain on its books a facility account in Disney's name and showing the making of Advances, the accrual of interest, the recovery of Advances and accrued interest, and other amounts due and sums paid hereunder. Such facility account shall be prima facie evidence as to the amounts at any time due hereunder, absent manifest error.

                        SECTION 3:  DISNEY'S LIABILITIES

           3.1 Limited Recourse Liability
               --------------------------

          The liability of Disney under this Agreement with respect to the recovery of Advances and accrued interest thereon shall, except as otherwise expressly provided in this Section 3, be limited to the Designated Receivables actually received from Oriental Land under the Basic Agreement (whether such payments shall be received from Oriental Land by collection in the ordinary course of business, by legal proceedings to enforce Oriental Land's payment obligations under the Basic Agreement or otherwise). In the event that Oriental Land shall not, under the terms of the Basic Agreement or by reason of the termination of the Basic Agreement, be obligated to make payment of any Designated Receivables, Disney shall have no liability to the Company with respect thereto except as otherwise expressly provided in this Section 3. The obligations of Disney hereunder, other than with respect to the Advances and accrued interest thereon, are general obligations of Disney ranking pari passu
                                                                    ---- -----
in priority of payment and in all other respects with all other unsecured and unsubordinated Indebtedness of Disney.

          3.2  Shortfall Indemnities
               ---------------------

          (a) QUARTERLY SHORTFALL PAYMENTS.   If, on the Settlement Date for any
Quarterly Receivables Period, the amount of the Designated Receivables which has actually been received from Oriental Land is less than the Designated Receivables set forth on Schedule 1 annexed hereto with respect to such Quarterly Receivables Period, then Disney shall make a payment to the Company on such Settlement Date in an amount equal to the lesser of (i) the amount of such shortfall and (ii) twenty percent (20%) of the Designated Receivables set forth on Schedule 1 annexed hereto with respect to such Quarterly Receivables Period, provided, however, that the aggregate amount payable pursuant to this Section
--------  -------
3.02 (other than any amount payable pursuant to Section 3.02(b)(ii)(C)) shall not exceed twenty percent (20%) of the aggregate Advances received by Disney on the Drawing Date.

          (b) ANNUAL ADJUSTMENT OF QUARTERLY SHORTFALL PAYMENTS. If, on the Settlement Date for the fourth Quarterly Receivables Period in any Annual Receivables Period, the sum of (A) the Designated Receivables with respect to such Annual Receivables Period which have actually been received from Oriental Land and (B) the quarterly shortfall indemnity payments made by Disney to the Company pursuant to Section 3.02(a) during such Annual Receivables Period is less than the aggregate Designated Receivables set forth on Schedule 1 annexed hereto with respect to such Annual Receivables Period, then Disney shall make a payment to the Company equal to the lesser of (i) the amount of such shortfall and accrued interest thereon pursuant to Section 3.02(c) and (ii) the sum of (C) the Tokyo Disneyland Receivables in excess of the Designated Receivables actually received by Disney in each of the Quarterly Receivables Periods during such Annual Receivables Period and (D) twenty percent (20%) of the Designated Receivables set forth on Schedule 1 annexed hereto with respect to such Annual Receivables Period, as such sum is reduced by (E) the quarterly shortfall indemnity payments previously made by Disney to the Company pursuant to Section 3.02(a) during such Annual Receivables Period, provided, however, that the aggregate
                                       --------  -------
amount payable by Disney pursuant to this Section 3.02 (other than any amount payable pursuant to Section 3.02(b)(ii)(C)) shall not exceed twenty percent (20%) of the aggregate Advances received by Disney on the Drawing Date. Payments pursuant to this Section 3.02(b) shall be made by Disney to the Company not later than five (5) Business Days following the Company's written demand hereunder, which demand shall set forth the Company's calculations as to the amounts so due, such calculations to be conclusive and binding on the parties hereto absent manifest error.

          (c) INTEREST ON ANNUAL ADJUSTMENT PAYMENTS.   For any Annual
Receivables Period with respect to which an annual adjustment payment is due pursuant to Section 3.02(b), the annual adjustment payment so due shall, for the purpose of the determination of interest due pursuant thereto and to this
Section 3.02(c), be allocated to each Settlement Date with respect to such Annual Receivables Period on which the sum of the Designated Receivables actually received from Oriental Land and the quarterly shortfall indemnity payment made by Disney to the Company on such Settlement Date pursuant to
Section 3.02(a) was less than the Designated Receivables set forth on Schedule 1 annexed hereto for the Quarterly Receivables Period to which such Settlement Date relates (the amount of such deficiency for each such Settlement Date being hereinafter sometimes referred to as the "residual quarterly shortfall"), such allocation of the amount of the annual adjustment payment to each such Settlement Date being in the amount of such residual quarterly shortfall, provided, however, that if the limitations set forth in Section 3.02(b) on the
--------  -------
amount of such annual adjustment payment result in the amount of such payment being less than the aggregate amount of the residual quarterly shortfalls with respect to such Annual Receivables Period, the annual adjustment payment shall be allocated to the residual quarterly shortfalls for the earliest Settlement Dates with respect to such Annual Receivables Period until fully allocated. Interest shall be payable on such residual quarterly shortfalls, for the period from and including the relevant Settlement Date to but excluding the date on which payment of the relevant annual adjustment payment hereunder is made by Disney, at the Long Term Prime Lending Rate prevailing during such period, subject to the limitations set forth in Section 3.02(b).

          (d) DEFERRED SHORTFALL PAYMENTS. In the event that Disney shall have made payments to the Company pursuant to Sections 3.02(a) and (b) with respect to any four consecutive Quarterly Receivables Periods to the full extent of the twenty percent (20%) limitations for such Quarterly Receivables Periods (including the annual adjustment payments attributable to such Quarterly Receivables Periods in accordance with Section 3.02(c)) as set forth in Sections 3.02(a)(ii) and 3.02(b)(ii)(D) and, during such period of four consecutive Quarterly Receivables Periods Tokyo Disneyland Park or any substantial portion thereof shall have been closed to the public for more than thirty (30) consecutive days for any reason whatsoever other than normal public holidays and regularly scheduled maintenance, then the aggregate amount of (i) the residual quarterly shortfalls for such four consecutive Quarterly Receivables Periods or
(ii) if greater, the residual quarterly shortfalls for the four consecutive Quarterly Receivables Periods commencing with the Quarterly Receivables Period immediately following that in which the first day of such thirty (30) day closure period fell, which residual quarterly shortfalls in either case remain after Disney's quarterly shortfall payments and annual adjustment payments attributable to such Quarterly Receivables Periods pursuant to Sections 3.02(a) and (b), as determined on the Settlement Date at the end of the last Annual Receivables Period in which such Quarterly Receivables Periods fall (such aggregate amount being hereinafter sometimes referred to as the "deferred shortfall amount"), shall be payable by Disney to the Company in equal quarterly installments on each Settlement Date thereafter, together with accrued interest thereon from the Settlement Date at the end of the Annual Receivables Period on which the deferred shortfall amount is determined at the rate which is three-tenths-of-one percent (3/10%) per annum in excess of the Long Term Prime Lending Rate
                --- -----
prevailing on such Settlement Date. In the event that a deferred shortfall amount is payable pursuant to the provisions of the preceding sentence, Disney shall also pay to the Company the deferred shortfall amount for the four consecutive Quarterly Receivables Periods immediately following the four Quarterly Receivables Period for which the original deferred shortfall amount was determined (the "Second Period"), which deferred shortfall amount shall be calculated and payable on a deferred basis and with interest thereon as specified in the preceding sentence (i.e., to the extent that for each of the Quarterly Receivables Periods in the Second Period, a residual shortfall amount for each quarter during such Second Period remains after Disney has made all payments to the full extent of the 20% limitation for each such quarter). It is understood that recovery of all deferred shortfall amounts determined under this
Section 3.02(d) shall be made solely on the same terms and subject to the same limits as to recourse and recovery as Advances hereunder are recoverable in accordance with this Agreement. The amount of any deferred shortfall amount payable hereunder shall be subject to the quantitative limitations on payments by Disney which are set forth in Sections 3.02(a) and (b), as such limitations shall be modified in accordance with the provisions of this Section 3.02(d). During any Annual Receivables Period in which a deferred shortfall amount is payable hereunder (without reference to such quantitative limitations), all references in Sections 3.02(a) and (b) to "the Designated Receivables set forth on Schedule 1 annexed hereto" shall be read as references to the relevant Designated Receivables as so set forth increased by the deferred shortfall amounts due on the same Settlement Date(s) as such Designated Receivables, and Disney's payment obligations thereunder (encompassing its payment obligations under this Section 3.02(d) and its interest payment obligations under Section 3.02(c)) shall be determined accordingly, subject always to the limitation that all payments by Disney pursuant to Section 3.02 (other than its payment obligations pursuant to Section 3.02(b)(ii)(C)), including payments under this
Section 3.02(d), shall not exceed in the aggregate twenty percent (20%) of the aggregate Advances received by Disney on the Drawing Date. The provisions of this Section 3.02(d) shall be triggered only once, and shall operate only with reference to up to two consecutive periods of four consecutive Quarterly Receivables Periods to which the conditions to the operation of this Section (as set forth in the first sentence hereof) apply.

          (e) SHORTFALL CALCULATIONS. For the purposes of all calculations to be made pursuant to this Section 3.02, any payment by Disney to the Company hereunder shall be deemed to have been made to the full extent of the Tokyo Disneyland Receivables in excess of the

Designated Receivables actually received by Disney on any relevant Settlement Date(s) before any payment by Disney shall be deemed to have been made under the other provisions of Section 3.02(a) or (b) which are subject to the twenty percent (20%) limitations set forth therein.

          (f) PAYMENTS APPLICATION.  Payments received by the Company under this
Section 3.02 (other than any interest paid pursuant to Section 3.02(c)) shall be applied by the Company to the recovery of the Advances with respect to the Quarterly Receivables Periods to which payments hereunder relate and to the recovery of accrued interest on such Advances pursuant to Section 2.03.

           3.3 Basic Agreement Indemnities
               ---------------------------

          (a) In the event that Oriental Land reduces (by means of set-off or otherwise), or does not make payment of, any of the Designated Receivables or terminates the Basic Agreement on the basis, in any such event, that Disney has defaulted in the performance of any of its obligations to Oriental Land under the Basic Agreement or on the basis that Disney has withheld or withdrawn certain material intellectual property licenses pursuant to Paragraph 13.9 of the Basic Agreement, Disney agrees to indemnify the Company and to hold the Company harmless against any cost, expense, damage or liability arising out of or resulting from such reduction, non-payment or termination. Disney's liability with respect to any such reduction or non-payment of any of the Designated Receivables, if paid on the date each of such Designated Receivables would otherwise have been paid in full by Oriental Land, shall not exceed the amount by which the Designated Receivables (if any) actually received from Oriental Land is less than the Designated Receivables for the relevant Quarterly Receivables Period set forth on Schedule 1. Upon termination of the Basic Agreement by Oriental Land on the basis of any such default, withholding or withdrawal, Disney shall pay to the Company in settlement of Disney's obligations under this Section 3.03(a), and the Company agrees to accept in settlement of such obligations, an amount equal to the sum of (i) the Advances then outstanding and (ii) accrued interest thereon calculated at the rate set forth in Section 2.04 from and including the Drawing Date to but excluding the date of Disney's payment to the Company hereunder.

          (b) Payments pursuant to this Section 3.03 shall be made by Disney to the Company not later than the date which is five (5) Business Days following the Company's written demand hereunder, which demand shall set forth the Company's calculations as to the amounts so due.

          (c) Payments received by the Company under this Section 3.03 shall be applied by the Company in accordance with Section 2.06(d).

           3.4 Facility Agreement Indemnities
               ------------------------------

          (a) Disney agrees to indemnify the Company and to hold the Company harmless against any cost, expense, damage or liability directly arising out of or resulting from

(i) any representation or warranty made by Disney in this Agreement or in any certificate or other document delivered pursuant to this Agreement having been incorrect in any material respect when made or (ii) any Termination Event other than a Termination Event pursuant to Section 9.01(a).

          (b) Payments pursuant to this Section 3.04 shall be made by Disney to the Company not later than the date which is five (5) Business Days following the Company's written demand hereunder, which demand shall set forth the Company's calculations as to the amounts so due, such calculations to be conclusive and binding on the parties hereto absent manifest error.

          (c) Payments received by the Company under this Section 3.04 shall be applied by the Company in accordance with Section 2.06(d).

           3.5 Other Parties' Liabilities
               --------------------------

          No obligation or liability of Disney to Oriental Land or any other third party (including without limitation any governmental authority in Japan) under or with respect to the Basic Agreement is assumed by the Company, the Manager or any Collection Agent by reason of the execution, delivery or performance of this Agreement and the transactions contemplated hereby, and any such assumption is hereby expressly disclaimed. Disney shall indemnify and hold harmless each of the Company, the Manager and any Collection Agent against any cost, expense, damage or liability arising out of or resulting from any assertion or determination that any of such parties has assumed any such obligation or liability (other than any cost, expense, damage or liability arising out of or resulting from the negligence or wilful misconduct of the Company, the Manager or such Collection Agent).

           3.6 Expenses Included
               -----------------

          Indemnification pursuant to the provisions of this Section 3 shall include without limitation reasonable counsel fees and expenses and other out-of-pocket expenses, including expenses of investigation, incurred in connection with the matter or transaction giving rise to a claim for indemnification.

                          SECTION 4:  YIELD PROTECTION

           4.1 Taxes
               -----

          (a) To the extent that the amount of any Designated Receivables actually received by Disney from Oriental Land with respect to any Quarterly Receivables Period and available for application by Disney (or the Collection Agent, as the case may be) in payment of Disney's obligations to the Company hereunder is less than the Designated Receivables for such Quarterly Receivables Period as set forth on Schedule 1 by virtue of such Designated

Receivables received by Disney from Oriental Land being subject to any present or future withholding taxes, or any liabilities with respect thereto, imposed by Japan or any political subdivision or taxing authority thereof or therein (all such taxes being hereinafter referred to as "Taxes") at a rate greater than ten percent, Disney shall pay such additional amounts to the Company hereunder as may be required to indemnify the Company for the reduction in such amount received by Disney from Oriental Land which is attributable to Japanese tax being payable thereon at a rate in excess of ten percent.

          (b) In addition, Disney agrees to pay any present or future stamp or documentary taxes or any excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, registration, performance or enforcement of, or otherwise with respect to, this Agreement or any other documents contemplated hereby (hereinafter referred to as "Other Taxes", which term shall not include any Taxes as heretofore defined), provided, however, that (i) Disney shall have no liability under any provision
--------  -------
of this Agreement for Other Taxes arising solely by reason of the assignment or transfer by the Company or any of its assignees of all or any portion of their interest hereunder to any other Person, and (ii) Disney's liability hereunder with respect to Other Taxes applicable through the Drawing Date shall not exceed Fifty Thousand United States dollars ($50,000).

          (c) Disney shall indemnify the Company for the full amount of Taxes or Other Taxes (including without limitation any Taxes or Other Taxes imposed on amounts payable under this Section 4.01) paid by the Company or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Such indemnification shall be made within thirty (30) days from the date the Company makes written demand therefor. The Company shall use reasonable efforts to cooperate with Disney in seeking a refund of any such Taxes or Other Taxes paid which, in the opinion of Disney's independent certified public accountants, has not been correctly and legally asserted, provided that the Company shall be entitled to prompt reimbursement from Disney
--------
with respect to reasonable costs and expenses (including without limitation reasonable counsel fees and expenses) incurred by the Company in such refund application and proceedings.

          (d) Within thirty (30) days after the date of any payment of Taxes or any other tax, levy, impost, deduction, charge or withholding with respect to any payment hereunder, Disney or the Collection Agent, as the case may be, shall furnish to the Company the original or a certified copy of a receipt evidencing payment thereof, if available.

          (e) Without prejudice to the survival of any other agreement of Disney hereunder, the agreements and obligations of Disney contained in this Section
4.01 shall survive the recovery in full of the Advances and accrued interest thereon.

          (f) The provisions of Section 7.02(a) and 7.03 of the DWARFS Loan Agreement (including all defined terms therein) shall be incorporated by reference herein and shall apply, mutatis mutandis, to payments made by Disney
                                  ----------------
on the Advances.  For purposes of
this Agreement, each reference in Section 7.02(a) and Section 7.03 of the DWARFS Loan Agreement to the Company as payor under the Loans or otherwise shall be treated as a reference to Disney as payor under the Advances. In addition, if the Company is obligated to make any payment under Section 7.02 or 7.03 of the DWARFS Loan Agreement, then upon submission to Disney of the notice or other evidence establishing the requirement for and amount of such gross up payment, Disney shall reimburse and indemnify the Company for such payments and shall, so long as such requirement shall continue, make such gross up payments to the Company.

           4.2 Compliance Costs;  Illegality
               -----------------------------

          (a) If (i) compliance by the Company with any law, regulation or condition imposed after the date hereof by the United States or Japan or any political subdivision or authority thereof or therein with respect to this Agreement, the Commitment, the unrecovered Advances or any funds obtained by the Company to meet or maintain its obligations hereunder and any restraint, guideline or policy not having the force of law of any central bank or governmental monetary authority (other than a change in any reserve or deposit requirement or rate of interest payable by the Company or such funding sources in respect of their obligations related to this transaction), or (ii) any change imposed by a taxing authority in Japan or any political subdivision thereof (other than changes in the rate of tax or a tax or charge having the effect of a tax which is a capital, consumption or franchise tax or is imposed on the income of the Company or such funding sources) shall (A) result in an increase (net of any related tax reduction) in the cost to the Company of advancing or maintaining the Commitment or the unrecovered Advances, or (B) result in a net reduction of any amount received or receivable by the Company hereunder, then the Company shall furnish to Disney a statement of the nature and amount of such cost or reduction and Disney shall pay to the Company on demand from time to time such additional amounts as may be necessary to compensate the Company for such additional cost or reduction.

          (b) In the event that it shall become unlawful under the laws of the United States or Japan or any political subdivision thereof or therein for the Company to honor the Commitment or to fund or maintain the Commitment or the unrecovered Advances, then the Commitment shall be canceled and, if the Advances have been made, Disney shall pay to the Company within forty-five (45) days of the Company's written demand hereunder or on such earlier date as payment may be required to cure such illegality in settlement of Disney's obligations under this Section 4.02(b), and the Company agrees to accept in settlement of such obligations, an amount equal to the sum of (i) the Advances then outstanding, and (ii) accrued interest thereon calculated at the rate set forth in Section
2.04 from and including the Drawing Date to but excluding the date of Disney's payment to the Company hereunder. Upon the occurrence of any event giving rise to the application of this Section 4.02(b), the Company shall promptly notify Disney thereof and shall furnish Disney evidence certified by the Company as to such illegality.

           4.3 Mitigation
               ----------

          The Company shall act in good faith to mitigate the consequences to the Company and Disney of any yield protection payment which becomes due under
Section 4.01 or Section 4.02(a) or of any illegality under Section 4.02(b) including without limitation, if appropriate, the assignment of its rights and obligations hereunder with Disney's consent to an Affiliate of the Company or to any other Person upon Disney's indemnifying the Company for any reasonable costs and expenses incurred or liabilities assumed by the Company with respect to such assignment.

           4.4 Yield Protection Prepayment
               ---------------------------

          If Disney is required to pay any amount to the Company pursuant to
Section 4.01 (other than any immaterial stamp or documentary tax payable under Section 4.01(b)) or Section 4.02, Disney shall have the right on any Settlement Date within one hundred twenty (120) days of the date of such payment, upon not less than thirty (30) days' prior written notice to the Company (which notice shall be irrevocable), to prepay the Advances then outstanding, either in whole or in part, with accrued interest thereon calculated at the rate set forth in
Section 2.04 from and including the Drawing Date to but excluding the Date of Disney's payment to the Company hereunder.

           4.5 Yen Transaction
               ---------------

          This is an international financial transaction in which the specification of Yen and payment in Tokyo, Japan are of the essence, and Yen shall be the currency of account and of payment in all events. The payment obligations hereunder shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Yen and transfer to Tokyo, Japan under normal banking procedures does not yield the amount of Yen due hereunder. In the event that any payment, whether pursuant to a judgment or otherwise, upon such conversion and transfer does not result in payment of such amount of Yen in Tokyo, Japan, the Company shall be entitled to demand immediate payment of, and shall have a separate cause of action for, the Yen deficiency in respect of the payment due to it.

                         SECTION 5:  FEES AND EXPENSES

           5.1 Management Fee
               --------------

          Disney shall pay to the Manager a management fee for services to be rendered during the first year of the term of this Agreement in an amount as separately agreed between Disney and the Manager. The management fee shall be payable on the Drawing Date.

           5.2 Expenses
               --------

          (a) Within thirty (30) days of the Company's invoice therefor, Disney shall, whether or not the Commitment is utilized, promptly reimburse the Company for all reasonable expenses, including reasonable fees and expenses of counsel, printing, communication, publicity, travel and all other out-of-pocket expenses incurred by the Company (i) up to a maximum of the Yen Equivalent of One Hundred Thousand United States dollars ($100,000) in connection with the negotiation, preparation and execution of this Agreement and the documentation required hereunder, and (ii) in connection with any amendments, waivers or consents relating to this Agreement or the transactions or any document contemplated hereby required during the term hereof.

          (b) Disney shall also reimburse the Company on demand for all reasonable expenses incurred by the Company (including without limitation fees and expenses of counsel and other professional advisors) (i) in the determination that there has occurred a Termination Event or an event that, with the giving of notice or the passing of time, or both, would constitute a Termination Event, and (ii) in the administration and enforcement of this Agreement from and after the occurrence of such a Termination Event or event. Such expenses shall be reimbursed whether or not they arise during the term of this Agreement and whether or not the Company gives notice of such Termination Event or event or takes other action to enforce the provisions of this Agreement or any related documentation.

                   SECTION 6:  REPRESENTATIONS AND WARRANTIES

          Disney hereby represents and warrants to, and covenants with, the Company as follows:

           6.1 Organization, Power and Authority
               ---------------------------------

          Disney is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the United States of America and has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, the Disney Acknowledgment, the Pledge Agreement, the Lock Box Notice and the Form UCC-1 financing statement to be delivered hereunder (hereinafter referred to collectively as the "Disney Agreements"). Disney is duly qualified to do business and is in good standing in the State of California.

           6.2 Compliance with Law and Other Agreements
               ----------------------------------------

          There is no law, regulation, decree or similar authority binding on Disney, no provision of the Certificate of Incorporation or By-laws of Disney and no provision of any existing contract, agreement or instrument to which Disney is a party or by which any of its properties or assets is bound which has been or would be contravened, or which (other than the Disney Agreements) would result in the imposition of any mortgage, lien, charge or encumbrance on any of its properties or assets, by reason of the execution and delivery of any of the Disney Agreements by Disney or by reason of the performance or observance by Disney of any of the terms and conditions hereof or thereof.

           6.3 Authorization
               -------------

          The execution, delivery and performance by Disney of each of the Disney Agreements have been duly authorized by all appropriate corporate action on the part of Disney.

          6.4  Registrations and Approvals
               ---------------------------

          All consents, approvals, licenses and authorizations of, and all filings and registrations with, any governmental agency or authority necessary for the due execution and delivery of this Agreement by Disney have been obtained, and all consents, approvals, licenses, authorizations, filings and registrations necessary for the due execution and delivery of the other Disney Agreements by Disney and for the performance or enforceability hereof and thereof by or against Disney shall have been obtained and shall be in full force and effect prior to the date on which Disney gives the Notice of Drawing to the Company hereunder.

           6.5 Agreement Binding
               -----------------

          This Agreement constitutes, and each of the other Disney Agreements when executed and delivered hereunder will constitute, the legal, valid and binding obligations of Disney, enforceable in accordance with their respective terms, except as such enforcement may be limited (i) by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of creditors' right generally and (ii) by the application or general equitable principles (regardless of whether considered in a proceeding in equity or at law). Disney's obligations under each of the Disney Agreements, other than those obligations with respect to which recourse is limited to the Collateral, are general Indebtedness of Disney ranking pari passu in priority of payment and
                                           ---- -----
in all other respects with all other unsecured and unsubordinated Indebtedness of Disney.

           6.6 Other Obligations
               -----------------

          Disney is not in default under any agreement, obligation or duty to which it is a party or by which it or any of its properties or assets is bound which would have a material adverse effect on the ability of Disney to perform its obligations under any of the Disney Agreements.

           6.7 Litigation
               ----------

          There are no pending or, to the knowledge of Disney, threatened legal actions, arbitration or other legal or administrative proceedings which, if adversely determined, would (i) materially impair the ability of Disney to carry on its business as now conducted or materially affect the consolidated financial condition of Disney, (ii) adversely affect the ability of Oriental

Land (to the best of Disney's knowledge), Disney or any Collection Agent to pay any amounts due under the Basic Agreement or any of the Disney Agreements or
(iii) adversely affect the validity or enforceability of the Basic Agreement or any of the Disney Agreements against Oriental Land (to the best of Disney's knowledge) or Disney.

           6.8 Information Memorandum; Financial Statements
               --------------------------------------------

          The information contained in the Information Memorandum relating to Disney, Tokyo Disneyland Park and the Basic Agreement, taken as a whole, is true, complete and accurate in all material respects, contains no misleading statement of a material fact and does not omit to state any material fact necessary to make the statements therein not misleading, provided, however, that
                                                         --------  -------
with respect to estimates and projections contained therein (including without limitation projected Tokyo Disneyland Receivables and projected Designated Receivables during the term of this Agreement) Disney represents and warrants only that such estimates and projections have been made in good faith in reliance upon information which Disney reasonably believes to be complete and accurate. The audited consolidated financial statements of Disney as set forth in its most recent Annual Report to Shareholders are complete and correct and fairly present the consolidated financial condition and results of operations of Disney as at the dates stated therein and for the periods then ended in accordance with generally accepted accounting principles in the United States, consistently applied. Since the date of the latest financial statements set forth in such Annual Report to Shareholders, there has been no material adverse change in the consolidated financial condition or results of operations of Disney.


           6.9 Basic Agreement
               ---------------

          The copy of the Basic Agreement heretofore delivered by Disney to the Company is a true and correct copy of the Basic Agreement as in effect on the date of this Agreement, and there exists no other agreement between Disney and Oriental Land regarding their respective rights and obligations with respect to the Tokyo Disneyland Receivables. The Basic Agreement constitutes the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as such enforcement may be limited (i) by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of creditors' right generally and (ii) by the application or general equitable principles (regardless of whether considered in a proceeding in equity or at law). All consents, approvals, licenses and authorizations of, and all filings and registrations with, any governmental agency or authority with respect to the Basic Agreement or to the parties' performance of their respective obligations thereunder have been duly obtained and continue in full force and effect. To the knowledge of Disney, no event has occurred and no circumstance or condition exists which would entitle (or, with the giving of notice or the passing of time, or both, would entitle) either party to the Basic Agreement to terminate the Basic Agreement, to seek damages thereunder against the other party, to give notice of an event of force majeure or of a condition of material business or economic hardship, to suspend its performance thereunder, to reduce any

Tokyo Disneyland Receivables otherwise payable thereunder or to withhold or withdraw any intellectual property rights licensed thereunder. No substantial dispute exists between Disney and Oriental Land with respect to the Basic Agreement or any of their respective rights and obligations thereunder or with respect to Tokyo Disneyland Park which could affect adversely the payment of the Designated Receivables by Oriental Land under the Basic Agreement. None of Disney's rights under the Basic Agreement is the subject of any mortgage, lien, pledge or other security interest or of any segregation of proceeds or other preferential arrangement other than the security interest in the Collateral in favor of the Company established pursuant to the terms and conditions of this Agreement.

          6.10 Designated Receivables
               ----------------------

          Disney owns each of the Designated Receivables, free and clear of any adverse claim. On making the Advances (assuming the Lock Box Notice has been duly acknowledged by the depositary bank at which the Lock Box Account is maintained) and upon Oriental Land making payment into the Lock Box Account of any Designated Receivables constituting Collateral hereunder, the Company shall acquire a valid and perfected security interest in such Collateral. No effective financing statement or other instrument similar in effect covering the Basic Agreement, any Designated Receivables or the proceeds thereof is or shall at any time during the term of this Agreement be on file in any relevant recording office except the financing statement in favor of the Company with respect to this Agreement and the other Disney Agreements.

          6.11 Records
               -------

          The chief place of business and chief executive offices of Disney and the office at which the Records are kept are located in the State of California in the United States of America.

                             SECTION 7:  COVENANTS

          In addition to the other undertakings herein, Disney hereby covenants with the Company that during the term of this Agreement Disney shall act as follows and shall perform the following obligations:

           7.1 Performance of Obligations
               --------------------------

          Disney shall punctually pay all amounts due from Disney under this Agreement and the other Disney Agreements at the places and times and on the dates specified herein or therein. Disney shall perform all of its other obligations, undertakings and covenants under each of the Disney Agreements and under, and with respect to, the Basic Agreement to the extent non-performance of any such obligations, undertakings or covenants would entitle Oriental Land to reduce (by means of set-off or otherwise), or not to make payment of, any of the Designated

Receivables or to terminate the Basic Agreement.

           7.2 Financial Statements; Other Information
               ---------------------------------------

          Disney shall maintain an accounting system in accordance with generally accepted accounting principles in the United States consistently applied and shall furnish to the Company the following:

          (a) as soon as available but not later than one hundred twenty (120) days after the end of each of its fiscal years, consolidated financial statements of The Walt Disney Company (each including, at least, a balance sheet, a statement of income and a statement of sources and application of funds with related notes specifying significant accounting policies and their impact on such financial statements and all related schedules) as at and for the accounting period then ended, audited and certified by independent certified public accountants of international standing;

          (b) promptly upon receipt, a copy of each statement of account submitted by Oriental Land to Disney pursuant to Paragraph 11.1.6 of the Basic Agreement;

          (c) as soon as available but not later than one hundred twenty (120) days after the end of each of its fiscal years, a statement certified by Disney's independent certified public accountants setting forth, on the basis of their audit examination of Disney, the Tokyo Disneyland Receivables for such fiscal year and further setting forth a reconciliation of receipts and disbursements from the Lock Box Account for such fiscal year;

          (d) not later than September 15th in each year, projections prepared by Disney setting forth projected Tokyo Disneyland Receivables and projected receipts with respect to Designated Receivables for the following fiscal year which projections shall contain at least the same items of information as Oriental Land is required to provide in each statement of account pursuant to Paragraph 11.1.6 of the Basic Agreement; and

          (e) such other information respecting the business, properties, condition or operations, financial or otherwise, of Disney as Disney discloses to the public from time to time and, with respect to Tokyo Disneyland Park, such other information respecting its business, properties, condition or operations, financial or otherwise, as the Company may from time to time reasonably request. Disney shall permit representatives of the Company from time to time during Disney's normal business hours to inspect, audit and make copies of any and all Records.

           7.3 Performance and Notice
               ----------------------

          Disney shall give notice to the Company promptly after Disney has knowledge of (i) any substantial dispute between Disney and Oriental Land with respect to the Basic Agreement which could adversely affect the payment of any Tokyo Disneyland Receivables by

Oriental Land, (ii) any substantial labor dispute affecting the continued normal business operations of Tokyo Disneyland Park, (iii) any loss or damage to the properties or assets of Tokyo Disneyland Park resulting from any casualty if the initial estimated cost of replacement is in excess of Four Billion Five Hundred Million Yen ((Yen)4,500,000,000) or its then equivalent in any currency, (iv) any notice received from Oriental Land or given by Disney to Oriental Land under the Basic Agreement regarding a default or alleged default thereunder or the bankruptcy, etc. (as therein defined) of either of the parties, regarding the occurrence of an event of force majeure or of any condition of material business or economic hardship as contemplated by Paragraph 21 of the Basic Agreement, regarding the imposition of foreign exchange controls or regarding the withholding or withdrawal by Disney of certain intellectual property rights licensed under the Basic Agreement, (v) any proposed amendment to, or other modification of, the Basic Agreement, (vi) the commencement of any litigation or proceeding (whether by service of process or by attachment or arrest of any property or asset) involving total claims against Disney in excess of Twelve Billion Eight Hundred Million Yen ((Yen)12,800,000,000) or its then equivalent in any currency, or (vii) the occurrence of any Termination Event or event that, with the giving of notice or the passing of time, or both, would constitute a Termination Event.

           7.4 Mortgages; Liens
               ----------------

          (a) Neither Disney nor any Restricted Subsidiary (as hereinafter defined) shall create, issue, assume, guarantee or allow to be secured any bonds or other instruments for Indebtedness issued or sold privately or to the public which:

               (i) are or are intended to be quoted, listed or dealt in on any stock exchange or over-the-counter market; and

               (ii) are secured by a mortgage, lien, security interest or other encumbrance ("Mortgage") upon (a) any Tangible Property (as hereinafter defined) except any Theme Park Asset (as hereinafter defined) or (b) any shares of stock or Indebtedness of any Restricted Subsidiary;

unless Disney's Indebtedness hereunder is secured equally and ratably with such Indebtedness. The foregoing restrictions shall not apply to Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary or is merged into or consolidated with Disney or a Restricted Subsidiary.

          "Restricted Subsidiary" means any Subsidiary substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America and which owns Tangible Property. "Tangible Property" means any land, building, machinery or equipment or leasehold interest or improvement which would be reflected on a consolidated balance sheet of Disney or Disney and its consolidated Subsidiaries prepared in accordance with United States generally accepted accounting principles, excluding (i) in the case of Disney, all such Tangible Property located outside the United States of America, (ii) all intangible assets of any nature whatsoever as reflected on a consolidated balance sheet of Disney or Disney and its consolidated Subsidiaries prepared in accordance with United States generally accepted accounting principles, and
(iii) all films, programs, and film and program rights. "Theme Park Asset" means any Tangible Property which forms a part of or is used, operated or employed by Disney and its Subsidiaries in connection with Disneyland, Magic Kingdom or Epcot Center or any other theme park, resort or attraction owned or operated by Disney and its Subsidiaries (whether now or hereafter in existence).

          (b) Notwithstanding the foregoing, Disney shall not create, assume, incur or suffer to exist, or permit to be created, assumed, incurred or suffered to exist, any mortgage, lien, pledge, security interest or other charge or encumbrance or other preferential arrangement of any kind upon or with respect to the Basic Agreement, any of the Tokyo Disneyland Receivables or the Designated Receivables or in any proceeds of any of the foregoing, other than the security interest in the Collateral in favor of the Company established pursuant to the terms and conditions of this Agreement, without the prior written consent of the Company.

           7.5 Maintenance and Continuity of Business
               --------------------------------------

          Disney shall maintain its corporate existence, rights, privileges and franchises under and in compliance with all applicable corporate and tax laws and shall conduct its business, in all material respects, in compliance with all applicable laws and with all regulations and governmental guidelines having the force of law.

           7.6 Maintenance of Governmental Approvals
               -------------------------------------

          Disney shall maintain in full force and effect all necessary governmental consents, approvals, licenses, authorizations, filings and registrations obtained in connection with the Basic Agreement, this Agreement or any of the other Disney Agreements, and shall take all such additional action as may be necessary in connection therewith. Disney undertakes to obtain and to effect any new or additional consents, approvals, licenses, authorizations, filings and registrations in connection with the performance by Disney and the enforceability of the terms and conditions of each such agreement, document and instrument, which consents, approvals, licenses, authorizations, filings and registrations are necessary to prevent the reduction or non-payment of any Tokyo Disneyland Receivables or the termination of the Basic Agreement.

           7.7 Taxes
               -----

          Disney shall pay and discharge all taxes and governmental charges upon it or any of its properties or assets prior to the date after which penalties attach for failure to pay, the non-payment of which might have a material adverse effect on the business or financial condition of Disney on a consolidated basis, except to the extent that Disney shall be contesting in good faith its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof. Disney shall make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable laws or regulations.

           7.8 ERISA
               -----

          (a) Disney shall pay and discharge promptly, but in no event later than such time as is required by ERISA or as is required pursuant to any notification assessing such liability, any liability imposed upon it pursuant to the provisions of Title IV of ERISA, provided, however, that Disney shall not be
                                     --------  -------
required to pay any such liability if (i) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (ii) Disney shall have set aside on its books adequate reserves with respect thereto.

          (b) Disney shall not (i) without the prior written consent of the Company terminate any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA in a "distress termination" under Section 4041 of ERISA, (ii) permit the "amount of unfunded benefit commitments" (as defined in Section 4001(a)(18) of ERISA) under all employee pension benefit plans which are subject to Title IV of ERISA (excluding employee pension benefit plans with assets greater than vested benefits) to exceed Twenty-Five Million United States dollars ($25,000,000), or (iii) incur any withdrawal liability under Section 4201 of ERISA in an aggregate amount greater than Twenty-Five Million United States dollars ($25,000,000) to all multiemployer plans (as defined in Section 4001(a)(3) of ERISA) for contributions that Disney may be required to make under any agreement relating to such multiemployer plans or any law pertaining thereto.

          (c) For purposes of Section 7.08 of this Agreement, the term "Disney" shall mean Disney, any Affiliate of Disney and each trade or business (whether or not incorporated) which together with Disney would be treated as a single employer under the provisions of Title I or IV of ERISA.

           7.9 Maintenance of Records
               ----------------------

          (a) Subject to Section 10.03(a), Disney shall maintain all such Records as may be necessary or advisable for the administration, servicing and collection of all Designated Receivables (including without limitation duplicate records and/or system redundancy so as to enable the reconstruction of essential records in the event of any reasonably foreseeable casualty).

          (b) Subject to Section 10.03(a), Disney shall hold in trust for the Company the Records and shall maintain and mark the Records in a manner such that the Designated Receivables are segregated from all other accounts and receivables and are readily identifiable.

           7.10 Protection of the Company's Interest
                ------------------------------------

          (a) Disney shall, from time to time, do and perform any and all acts and execute any and all documents (including without limitation the execution, amendment or supplementation of any financing statements and continuation statements for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction and of any documents appropriate for filing under the provisions of applicable law to perfect and protect the Company's interest in the Collateral in any jurisdiction in which the Uniform Commercial Code is not in effect, the execution, amendment or supplementation of any instrument of transfer and the making of notations in the Records) as may be necessary, or as may be reasonably requested by the Company, in order to effect the purposes of the Disney Agreements, to protect the Company's interest in the Collateral and to effect collection of the Designated Receivables upon Disney's failure to effect such collection in accordance will the provisions of this Agreement. Disney hereby irrevocably constitutes and appoints the Company as its true and lawful attorney-in-fact, with full power of substitution, during the term of this Agreement to execute and deliver any and all documents and to do and perform any and all acts referred to in, or contemplated by, this Section 7.10 in Disney's name, place and stead, Disney hereby ratifying and confirming all that its said attorney-in-fact shall lawfully do hereunder and pursuant hereto. Disney acknowledges that its said attorney-in-fact shall have no duty, by virtue of this Section 7.10, to execute and deliver any of such documents or to do and perform any of such acts and that the failure of said attorney-in-fact to do so shall not excuse Disney of its obligations hereunder with respect to such documents and acts. The Company hereby agrees that it shall not initiate any legal or arbitral proceedings against Oriental Land in the name of Disney to enforce collection of any Designated Receivables due from Oriental Land pursuant to the Basic Agreement except upon the occurrence of a Termination Event hereunder and that the Company shall give Disney thirty (30) days' prior notice of the initiation of any such proceeding unless in the opinion of the Company such delay in the initiation of proceedings may result in irreparable injury to its interests hereunder (in which event the initiation of such proceedings shall not require such prior notice to Disney).

          (b) Disney shall not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the Uniform Commercial Code) unless it shall have given the Company at least thirty (30) days' prior notice thereof.

          (c) Disney shall not relocate its chief place of business, chief executive offices or any office where Records are kept unless it has given the Company at least thirty (30) days' prior notice thereof.

          (d) To the fullest extent permitted by applicable law, the Company shall be permitted to sign and file financing and continuation statements with respect to its interest in the Collateral and amendments thereto without Disney's execution thereof. The Company shall promptly send to Disney copies of any such documents so signed and filed, provided that no failure by the Company to send such copies to Disney shall affect the validity or effectiveness of any such document.

          (e) Disney does not have, at no time has had, and at no time during the term of this Agreement or the DWARFS Loan Agreement will have, any permanent establishment in Japan. No Advance extended under this Agreement was used within Japan.

          7.11 Basic Agreement
               ---------------

          (a) Disney shall use its best efforts to ensure the performance by Oriental Land of its obligations under the Basic Agreement to make timely payments of the Designated Receivables to the Lock Box Account.

          (b) Disney shall not, with respect to the Basic Agreement as it relates to Tokyo Disneyland Park, (i) amend, otherwise modify or waive the benefit of any of the provisions of Paragraph 3 entitled "Term", Paragraph 9.3 entitled "WDP Participation in Operations", Paragraph 11 entitled "Payments to WDP and Financial Reporting" (other than the provisions of Paragraphs 11.1.3,
11.1.4 and 11.1.5), Paragraph 20 entitled "Termination", Paragraph 21 entitled "Business or Economic Hardship", Paragraph 25 entitled "Force Majeure" or Paragraph 30.11 entitled "Successors and Assigns" of the Basic Agreement, (ii) amend, otherwise modify or waive the benefit of any other of the provisions of the Basic Agreement which could have a material adverse effect on the Company's interest in or collection of any of the Designated Receivables or any portion thereof, or (iii) consent to any sublicense, assignment, delegation, mortgage or hypothecation of any of Oriental Land's rights, privileges, duties or obligations under the Basic Agreement pursuant to Paragraph 30.11 thereof, without in each such case obtaining the prior written consent of the Company. The foregoing provisions of this Section 7.11(b) shall not restrict the right of Disney and Oriental Land to amend, otherwise modify or waive the benefit of any provision of the Basic Agreement to the extent that such amendment, modification or waiver does not relate to Tokyo Disneyland Park. In the event that Disney shall undertake, on such terms and conditions as shall be reasonably satisfactory to the Company, that all obligations hereunder with respect to the recovery of the Advances, the payment of accrued interest thereon and the payment of all other amounts due hereunder and under the other Disney Agreements shall be general recourse obligations of Disney, Disney shall have the unrestricted right to amend, otherwise modify or waive the benefit of any provision of the Basic Agreement and the foregoing restrictions contained in this Section 7.11(b) shall be of no further force or effect.

          (c) Disney shall not exercise any right of termination under the Basic Agreement, consent to a termination of the Basic Agreement by Oriental Land or take any other enforcement or remedial action thereunder (including giving notice of any event of force majeure or of any condition of material business or economic hardship or of any disposition of funds on the imposition of foreign exchange controls) without the prior written consent of the Company. Disney shall not assign any of its rights or obligations under the Basic Agreement without the prior consent of the Company (which consent shall not unreasonably be withheld).

          (d) Disney shall give prompt notice to the Company, upon becoming aware thereof, that any of the Designated Receivables will not be timely paid in full by Oriental Land, and such notice shall state, to the best of Disney's knowledge, the reasons such Designated Receivables will not be timely paid in full.

          (e) Upon the occurrence of a default by Oriental Land in the performance of any of its obligations under the Basic Agreement which, in the reasonable opinion of the Company, will or is likely to cause Oriental Land to fail to pay or to reduce any of the Designated Receivables, Disney shall take such enforcement or remedial action with respect to the collection of the Designated Receivables for the Company's benefit as the Company may reasonably request.

          (f) During the term of this Agreement, Disney shall irrevocably direct Oriental Land to make all payments of Tokyo Disneyland Receivables due under the Basic Agreement in Yen to the Lock Box Account. Should Oriental Land make any payment with respect to the Tokyo Disneyland Receivables or any Designated Receivables directly to Disney rather than to the Lock Box Account, Disney shall immediately deposit such payment, or cause such payment to be deposited, to the Lock Box Account. Disney shall not use the Lock Box Account or permit the Lock Box Account to be used for any purpose other than the receipt of Tokyo Disneyland Receivables and the application of such payments in accordance with the provisions of this Agreement.

          (g) Disney shall extend the initial term of the Basic Agreement to expire on March 31, 2008 in accordance with the provisions of Paragraph 3 of the Basic Agreement.

                        SECTION 8:  CONDITIONS PRECEDENT

           8.1 Conditions Precedent
               --------------------

          The obligation of the Company to make available the Advances on the Drawing Date is subject to the fulfillment, as determined by the Company and its counsel, of the following conditions precedent three (3) Business Days prior to the Drawing Date (the "Conditions Precedent Date") (except as otherwise indicated below).

          (a) AUTHORIZATIONS. The Company shall have received, in form and substance satisfactory to it and to its counsel:

               (i) certified copies of the Certificate of Incorporation of Disney together with a good standing certificate from the Secretary of State of the State of Delaware, each to be dated with a recent date prior to the Conditions Precedent Date;

               (ii) a copy of the By-laws of Disney, certified as of the Conditions Precedent Date by the Secretary or an Assistant Secretary of Disney;

               (ii) a copy of the resolutions of the Board of Directors of Disney authorizing the execution, delivery and performance of the Disney Agreements, certified as of the Conditions Precedent Date by the Secretary or an Assistant Secretary of Disney; and

               (iv) a certificate of the Secretary or an Assistant Secretary of Disney certifying as of the Conditions Precedent Date the names and specimen signatures of each person duly authorized to execute and deliver any of the Disney Agreements on behalf of Disney and to execute any notices, statements or certificates required hereunder or thereunder. The Company shall be entitled to rely on the authenticity of such authorization, and Disney shall be bound by the signature of any such person regardless of the actual powers of such person, unless the Company has actual knowledge to the contrary.

          (b) DISNEY ACKNOWLEDGEMENT. The Company shall have received on or prior to the Drawing Date the Disney Acknowledgement, duly executed by Disney.

          (c) PLEDGE AGREEMENT. The Company shall have received on or prior to the Drawing Date the Pledge Agreement, duly executed.

          (d) LOCK BOX NOTICE. The Company shall have received on or prior to the Drawing Date a Lock Box Notice to the depositary bank at which the Lock Box Account is maintained, which Lock Box Notice shall have been duly acknowledged by such depositary bank.

          (e) UNIFORM COMMERCIAL CODE REQUIREMENTS. The Company shall have received, in form and substance satisfactory to it and to its counsel:

               (i) acknowledgement copies of proper financing statements (Form UCC- 1), naming Disney as the debtor with respect to the Collateral and the Company as the secured party, and such other similar instruments or documents as may be necessary or reasonably desirable in the opinion of the Company under the laws of any jurisdiction in order to perfect the Company's security interest in the Collateral; and

               (ii) certified copies of Requests for Information or Copies (Form UCC-11), dated a date reasonably near to the Drawing Date, listing all effective financing statements (including those referred to in Section 8.01(e)(i)) which name Disney as debtor and which are filed in the jurisdictions in which filings are made pursuant to Section 8.01(e)(i), together with copies of such financing statements or such other similar instruments or documents, none of which (other than those filed pursuant to Section 8.01(e)(i)) shall cover the Basic Agreement or any of the Tokyo Disneyland Receivables or the Designated Receivables or any of the proceeds of any of the foregoing.

          (f) GOVERNMENT APPROVALS. The Company shall have received, in form and substance reasonably satisfactory to it and to its counsel, certified copies of each consent, approval, license or authorization of, and each filing or registration with, any relevant government agency (if any) necessary in connection with the execution, delivery and performance by Disney of each of the Disney Agreements.

          (g) BASIC AGREEMENT. The Company shall have received (i) a copy of the Basic Agreement, certified as of the Drawing Date by the Secretary or an Assistant Secretary of Disney, and (ii) evidence reasonably satisfactory to the Company that Disney has directed Oriental Land to make payments of the Tokyo Disneyland Receivables to the Lock Box Account.

          (h) LEGAL OPINIONS. The Company shall have received on or prior to the Drawing Date:

               (i) the legal opinion of White & Case, special United States counsel to Disney, dated as of the Drawing Date, in the form of Exhibit D annexed hereto;

               (ii) the legal opinion of Blakemore & Mitsuki, special Japanese counsel to Disney, dated as of the Drawing Date, in the form of Exhibit E annexed hereto;

               (ii) the legal opinion of Nishi, Tanaka & Takahashi, special Japanese counsel to the Company, dated as of the Drawing Date, in form and substance satisfactory to the Company; and

               (iv) the legal opinion of Coudert Brothers, special United States counsel to the Company, dated as of the Drawing Date, in form and substance satisfactory to the Company.

          (i) BOOK ENTRIES. The Company shall have received evidence, in form and substance satisfactory to it and to its counsel, of the establishment by Disney of the book entry system to record beneficial interests held in this Agreement as required by Section 11.04(b), and there shall be recorded in such book entry system on the Drawing Date the beneficial interests of the financial institutions identified in the Disney Acknowledgment.

          (j) REPRESENTATIONS AND WARRANTIES. Disney's representations and warranties contained in this Agreement shall remain true and correct as of the Conditions Precedent Date and as of the Drawing Date.

          (k) NO TERMINATION EVENT. No Termination Event and no event that, with the giving of notice or the passing of time, or both, would constitute a Termination Event shall have occurred and be continuing.

          (l) DRAWING DATE CERTIFICATE. The Company shall have received a certificate from Disney, dated as of the Drawing Date, certifying that all conditions precedent required by this Section 8.01 which have been previously delivered to the Company or otherwise fulfilled continue in full force and effect on the Drawing Date.

                         SECTION 9:  TERMINATION EVENTS

           9.1 Termination Events
               ------------------

          If any of the following events (hereinafter referred to as a "Termination Event") shall have occurred and be continuing:

          (a) Disney shall fail to perform any obligation under the Basic Agreement or there shall occur any event, circumstance or condition which would entitle (or, with the giving of notice or the passing of time, or both, would entitle) Oriental Land to terminate the Basic Agreement, to receive damages thereunder against Disney, to suspend its performance under the Basic Agreement or to reduce any Tokyo Disneyland Receivables otherwise payable thereunder;

          (b) Disney shall fail to make any payment hereunder on the due date and such default continues for a period of thirty (30) days after written notice thereof has been given to Disney by the Company;

          (c) Disney shall default in the performance of any agreement or undertaking hereunder (other than as provided in Section 9.01(a) above) and such default shall continue unremedied for thirty (30) days after written notice thereof has been given to Disney by the Company, provided that with respect to any such default, the continuation of such default for thirty (30) days or longer after such notice shall not constitute a Termination Event if such failure is curable but cannot be cured within thirty (30) days and Disney, to the reasonable satisfaction of the Company, institutes curative action as promptly as practicable and diligently pursues such action to completion within a reasonable period;

          (d) any representation, warranty, certification or statement made by Disney in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

          (e) any material governmental consent, approval, license or authorization and any registration or filing required in connection with the Basic Agreement or any of the Disney Agreements expires or is terminated or revoked or materially and adversely modified or restricted;

          (f) it becomes unlawful for Disney to perform any obligation under any of the Disney Agreements or the Basic Agreement or Disney shall seek to repudiate its obligations under any of the Disney Agreements or the Basic Agreement;

          (g) if any other loan, guarantee or other Indebtedness for money borrowed of Disney or any of its Subsidiaries becomes due and repayable prematurely by reason of an event of default in relation thereto or Disney or any of its Subsidiaries fails to make any payment in respect thereof on the due date for such payment as extended by any applicable grace period or the security for any such other loan, guarantee or other Indebtedness for money borrowed becomes subject to foreclosure or other enforcement action, provided, that the
                                                            --------
aggregate amount of Indebtedness affected by all or any of the foregoing events exceeds Ten Million United States dollars ($10,000,000) or its then equivalent in any other currency; the expression "money borrowed" as used herein means money borrowed and premium and interest in respect thereof and liabilities under acceptance credit or under any bond, note, debenture or other security issued as consideration for assets or services but excluding such liabilities incurred solely in relation to the acquisition of goods and services in the ordinary course of business; or

          (h) Disney shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (i) an involuntary case or other proceeding shall be commenced against Disney seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days, or an order for relief shall be entered against Disney under the federal bankruptcy laws in the United States as now or hereafter in effect;

          then, and in any such event,

          (x) if such event is a Termination Event specified in Section 9.01(h) or (1) above, the Commitment shall automatically terminate, without any notice to Disney or any other action by the Company, and

          (y) if such an event is any other Termination Event, the Company may by notice to Disney declare the Commitment terminated, in which event the Commitment shall thereupon terminate.

                         SECTION 10:  COLLECTION AGENT

          10.1 Appointment of Collection Agent
               -------------------------------

          The collection and application of the Tokyo Disneyland Receivables and the Designated Receivables shall be performed in accordance with Section 2.03 by Disney. If at any time after the Drawing Date either (i) a Termination Event pursuant to Section 9.01(h) or (i) shall occur, or (ii) any other Termination Event shall occur and Disney shall have thereafter failed to act in accordance with the reasonable instructions of the Company with respect to the collection and application of the Tokyo Disneyland Receivables and the Designated Receivables, the Company may or at any time after the Drawing Date and after obtaining the prior written consent of the Company, Disney may appoint a Collection Agent (which shall be the Company, The Hongkong and Shanghai Banking Corporation Limited, Tokyo Branch or an affiliate of any of them) to perform such collection and application functions in substitution for the performance of such functions by Disney. Disney and the Company, to the extent of their respective interests in the Tokyo Disneyland Receivables and the Designated Receivables, hereby authorize the Collection Agent to exercise as their agent the rights and powers conferred upon the Collection Agent in this Agreement.

          10.2 Collections
               -----------

          The Collection Agent shall endeavor to collect or cause to be collected from Oriental Land under the Basic Agreement, as and when due, all amounts payable thereunder and the Collection Agent may take or permit to be taken such action with respect thereto as it may deem advisable or as it may be directed by the Company. The Collection Agent shall comply with all applicable legal requirements in the performance of its functions hereunder. In the event of a default in the payment of any Designated Receivables, the Collection Agent shall be entitled to sue thereon in the name of Disney. The Collection Agent shall not grant, or permit to be granted to Oriental Land under the Basic Agreement, any rebate, refund, credit or other adjustment with respect to any Designated Receivables without the prior written consent of the Company. The Collection Agent shall agree that, prior to the initiation of any legal or arbitral proceedings against Oriental Land in the name of Disney to enforce collection of any Designated Receivables due from Oriental Land pursuant to the Basic Agreement, the Collection Agent shall give Disney thirty (30) days' prior notice thereof, unless in the opinion of the Company such delay in the initiation of proceedings may result in irreparable injury to its interests hereunder, in which event the initiation of such proceedings by the Collection Agent shall not require such prior notice to Disney.

          10.3 Change of Collection Agent
               --------------------------

          If at any time a Collection Agent shall be appointed pursuant to
Section 10.01:

               (i) Disney shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for Disney and the Company, all such Records as the Collection Agent may request.

               (ii) Disney shall, as promptly as practicable thereafter, cause to be transmitted and delivered directly to the Collection Agent, forthwith upon receipt and in the exact form received, cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, for collection) which may be received by it as payment on account or otherwise in respect of any of the Tokyo Disneyland Receivables or the Designated Receivables. Disney hereby irrevocably constitutes and appoints the Collection Agent as its true and lawful attorney-in-fact, with full power of substitution, to take in the name of Disney all steps necessary or advisable to endorse, negotiate or otherwise realize on any instrument or other writing in connection with any of the Tokyo Disneyland Receivables or the Designated Receivables.

               (iii) The Collection Agent shall be entitled to notify Oriental Land to make payment directly to the Collection Agent of amounts payable in respect of any of the Tokyo Disneyland Receivables and the Designated Receivables. Upon the request of the Company, Disney shall so notify Oriental Land in its own name.

          10.4 Application of Collections
               --------------------------

          The Collection Agent shall apply all amounts received with respect to the Tokyo Disneyland Receivables and the Designated Receivables and interest thereon (if any) in accordance with the provisions of Section 2.03.

          10.5 Compensation of Collection Agent
               --------------------------------

          In the event a Collection Agent is appointed in accordance with
Section 10.01, Disney shall be obligated to pay all reasonable expenses, including the agreed compensation of such Collection Agent and any legal expenses, thereafter incurred in the performance of the collection and application functions specified herein, as well as all reasonable expenses incurred in effecting the transfer of such functions from Disney to such Collection Agent. Such amounts shall be payable on each Settlement Date with respect to the Quarterly Receivables Period to which such Settlement Date relates and may be withheld by the Collection Agent from any amount otherwise payable to the account of Disney pursuant to Section 2.03.

          10.6 Termination of Collection Agency
               --------------------------------

          The rights and powers granted to any Collection Agent appointed from time to time under this Agreement shall be irrevocable by Disney and the Company during the term of this Agreement. Upon termination of this Agreement in accordance with its terms, such appointment shall terminate without further action by any party to this Agreement. Upon such termination, the Collection Agent shall return to Disney all Records held by it, and such Collection Agent and the Company shall do such further acts and things, and execute such further documents and instruments, at the request and expense of Disney, as may be reasonably required to evidence such termination.

                          SECTION 11:   MISCELLANEOUS

          11.1 Term
               ----

          The term of this Agreement shall commence on the date first set forth above and shall end on the date of termination of the Commitment hereunder or, if later, upon the recovery by the Company in full of the Advances and interest accrued thereon and the payment in full of all other sums payable by Disney hereunder. The indemnities of Disney set forth in Sections 3 and 4 shall survive the recovery of the Advances and interest accrued thereon.

          11.2 Entire Agreement
               ----------------

          This Agreement and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. This Agreement may be amended only by an instrument in writing signed by the parties hereto.

          11.3 Waiver; Cumulative Rights
               -------------------------

          The failure or delay of the Company or the Manager to require performance by Disney or Oriental Land of any provision of any of the Disney Agreements or the Basic Agreement shall not affect its right to require performance of such provision unless and until such performance has been waived in writing by the Company or the Manager, as the case may be, in accordance with the terms hereof. Each and every right granted to the Company or the Manager hereunder or under any other document or instrument delivered hereunder or in connection herewith, or allowed to it at law or in equity, shall be cumulative and may be exercised in part or in whole from time to time.

          11.4 Assignment
               ----------

          (a) This Agreement shall be binding upon and shall be enforceable by Disney, the Company, the Manager and their respective successors and assigns, except that Disney shall have no right to assign or otherwise transfer its rights or obligations hereunder without the prior written consent of the Company. The Company or the Manager may assign or otherwise transfer all or any portion of its rights and obligations hereunder, and any such assignment shall be effective and binding upon Disney as of the date of such assignment or transfer upon Disney's written consent thereto and, in the case of an assignment or transfer by the Company, the Company and Disney having complied with the requirements of Sections 11.04(b) and (c) unless Disney shall have waived such provisions to be complied with by the Company by written consent. Upon any such assignment or transfer by the Company, the assignee or transferee shall be entitled, to the extent of the interest transferred, to the benefit of the indemnities, the covenants and the yield protection provisions pursuant to the provisions of this Agreement as fully as if a party hereto. The acts of the Company and the Manager or the failure of the Company or the Manager to act hereunder shall in all circumstances be conclusive and binding on any assignee or transferee of the Company's or the Manager's interest hereunder.

          (b) It is agreed that Disney shall have the right to consent to any transfer of any interest in this Agreement. Disney shall not unreasonably withhold its consent to any assignment, provided that Disney has received from the Company, the transferor and the transferee such information, representations and warranties which in its commercially reasonable judgment are appropriate for such transfer. Such consent or the procedures for obtaining such consent may be included in any consent given by Disney to assignments or transfers hereunder. Disney shall, during the term of this Agreement, maintain on its books a record of the beneficial interests held in this Agreement based on the information which the Company is required to provide pursuant to this Section 11.04(b). Disney shall have no liability to the Company or any such assignee or transferee for any error in the recordation of such information on its books.

          (c) Upon any further assignment or other transfer of an interest in this Agreement by an assignee or transferee of the Company hereunder, the assignor or transferor with respect to such further assignment or transfer shall provide to the Company such information and undertakings from its assignee or transferee as will permit the Company to comply with the requirements of Sections 11.04(a) and (b), which requirements shall apply equally to any such further assignment or transfer as to the original assignment or transfer from the Company to its assignee or transferee. Notwithstanding the foregoing, the prior written consent of Disney shall not be required with respect to any such further assignment or transfer within twelve months of the Drawing Date by any of the financial institutions holding beneficial interests in the Advances on the Drawing Date (as set forth in the book entry system maintained pursuant to Section 11.04(b)) which assignment or transfer creates a security interest in the assignor's or transferor's rights hereunder solely to secure its obligations with respect to its funding of its interest in the Advances and which assignment or transfer, prior to foreclosure of the security interest constituted thereby, does not convey any beneficial interest in the Advances to the assignee or transferee.

          11.5 Governing Law
               -------------

          This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York in the United States of America.

          11.6 Submission to Jurisdiction
               --------------------------

          (a) Disney hereby irrevocably consents that any legal action or proceeding against it or any of its properties or assets with respect to any of the obligations arising under or relating to any of the Disney Agreements may be brought in any court of the State of New York or any Federal court of the United States of America located in the City and State of New York, United States of America, or in the Tokyo District Court, Tokyo, Japan, as the Company or the

Manager may elect, and by execution and delivery of this Agreement Disney hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Disney hereby irrevocably designates, appoints and empowers (i) Disney Enterprises, Inc., presently located at 114 Fifth Avenue, New York, New York 10011 Attn:
Kenneth E. Newman, as its agent to receive for and on its behalf service of process in the State of New York in any such legal action or proceeding with respect to any of the Disney Agreements and (ii) Disney Enterprises, Inc., c/o Walt Disney Enterprises of Japan, Ltd. presently located at No. 32 Kowa Building, 5-2-32 Minami-Azabu, Minato-ku, Tokyo 106, Japan Attn: Vice President
- Counsel, as its agent to receive for and on its behalf service of process in Japan in any such legal action or proceeding with respect to any of the Disney Agreements. A copy of any such process served on such agent shall be promptly forwarded by airmail by the person commencing such proceeding to Disney at its address set forth in Section 11.07, but the failure of Disney to receive such copy shall not affect in any way the service of such process as aforesaid. Disney further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to Disney at its address set forth in Section 11.07. The foregoing, however, shall not limit the rights of the Company or the Manager to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction.

          (b) Disney hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to any of the Disney Agreements in the State of New York and hereby further irrevocably waives any claim that the State of New York is not a convenient forum for any such suit, action or proceeding.

          11.7 Notices
               -------

          Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage prepaid registered mail (airmail if international), (iii) transmitted by internationally recognized courier service, or (iv) transmitted by telex or facsimile to the parties as follows, as elected by the party giving such notice:

          To Disney:     Disney Enterprises, Inc.
                         500 South Buena Vista Street
                         Burbank, California  91521
                         U.S.A.

                         Telex:  674480
                         Answerback:  DISNEY BUBK A
                         Facsimile:  (818) 840-1930

                         Attention: Legal Department
                             with copies to:
                             --------------

                             Vice President - Assistant Treasurer
                             Facsimile:      (818) 563-1682

          To the Company
          or the Manager:    TDL Funding Company
                             c/o Caledonian Bank and Trust Limited
                             P.O. Box 1043
                             Caledonian House
                             Grand Cayman, Cayman Islands

                             Facsimile:  (809) 949-8062
                             Attention:  David Sargison

                             with copies to:
                             --------------

                             The Hongkong and Shanghai Banking Corporation
                                                                        Limited,
                                                                           Tokyo
                                                                          Branch
                             as Collateral Agent
                             Kyobashi Itchome Building
                             13-1, Kyobashi 1-chome
                             Chuo-ku, Tokyo 104, Japan

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally or if transmitted by facsimile, (ii) the date ten (10) days after posting if transmitted by mail or, if earlier, the date of receipt, (iii) the date three (3) days after delivery to the courier if sent by internationally recognized courier service, or (iv) the date of transmission with confirmed answerback if transmitted by telex, whichever shall first occur. Each party may change its address for purposes hereof by notice to the other. All notices hereunder and all documents or instruments delivered in connection with this transaction shall be in the English language.

          11.8 Confidentiality
               ---------------

          The Company shall hold all non-public information obtained from Disney pursuant to the requirements of this Agreement and which has been identified as such by Disney in accordance with the Company's customary procedures for handling confidential information of such a nature and in accordance with safe and sound banking practices, provided, that the Company may disclose any such information to any potential
--------
assignee or other transferee of any of its interest hereunder pursuant to
Section 11.04, as required or requested by any governmental authority or pursuant to legal process. The Company shall obtain from any such potential assignee or transferee a confidentiality undertaking in favor of Disney on terms substantially identical to this Section 11.08.

          11.9 Severability
               ------------

          If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

          11.10 Counterparts
                ------------

          This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.



                                       DISNEY ENTERPRISES, INC.


                                       By:
                                          ----------------------------
                                          Name:
                                          Title:


                                       TDL FUNDING COMPANY


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

                                   SCHEDULE 1

                                   EXHIBIT A

                             DISNEY ACKNOWLEDGMENT


                                       [Date]

Disney Enterprises, Inc.
500 South Buena Vista Street
Burbank, California  91521
U.S.A.

          Re:  Tokyo Disneyland Receivables Facility
               -------------------------------------

Gentlemen:

          We write to notify you by this letter that, under that certain Beneficial Assignment and Security Agreement dated as of April __, 1997 between TDL Funding Company (hereinafter referred to with its successors and assigns as "the Company") and The Hongkong and Shanghai Banking Corporation Limited as collateral agent (the "Collateral Agent"), the Company has granted to the Collateral Agent on its own behalf and on behalf of certain financial institutions (hereinafter referred to with their respective successors and assigns as the "Lenders") a first priority security interest in and to, among other things, (i) the rights of the Company under the limited recourse agreement dated as of April 27, 1988 (as amended at any time and from time to time, the "Facility Agreement") among Disney Enterprises, Inc. (hereinafter referred to with its successors and assigns as "Disney") and the Company, (ii) the Collateral (as therein defined), and (iii) the Lock Box Account.

          Please acknowledge receipt of this notification by signing the enclosed copy of this letter. This acknowledgment evidences (i) Disney's consent to the granting of the above-referenced security interest, (ii) Disney's acknowledgment that it has not received any prior notice of assignment or of the creation of a security interest in the Company's rights under the Facility Agreement or with respect to the Collateral, and (iii) Disney's agreement, given irrevocably as of the date hereof, that upon the written or telex certification by the Collateral Agent (which shall be binding and conclusive) that an Event of Default has occurred under the terms of that certain DWARFS Secured Yen Loan Agreement dated as of April 30, 1997 among the Company, HSBC Markets Limited, as Administrative Agent, the Collateral Agent and the Lenders, Disney will consider the Collateral Agent and the Lenders as entitled to exercise all of the rights of the Company under the Facility Agreement and with respect to the Collateral to the exclusion of the Company. Upon receipt of the certification of the Collateral Agent referred to in this paragraph, Disney's only obligation with respect to the Facility Agreement and the Designated Receivables shall be toward the Collateral Agent and its assigns and the Lenders and their assigns and Disney shall have no further obligation to the Company in respect thereto.

          In addition, this acknowledgment evidences Disney's renunciation of all rights of set-off which Disney may enjoy under the laws of the State of New York or otherwise with respect to the debts owing by Disney under the Facility Agreement to the Company, the Collateral Agent or any Lender against sums owing by the Company, the Collateral Agent or any Lender to Disney.

          This letter shall be governed by and interpreted in accordance with the laws of the State of New York.

                                       Yours faithfully,



                                       TDL FUNDING COMPANY


                                       By:
                                          ---------------------------
                                       Name:
                                       Title:



                                       THE HONGKONG AND SHANGHAI BANKING
                                       CORPORATION LIMITED


                                       By:
                                          ---------------------------
                                       Name:
                                       Title:


Acknowledged and agreed this _____
day of ______, 1988

DISNEY ENTERPRISES, INC.


By:
   ------------------
  Name:
  Title:

                                   EXHIBIT B

                                LOCK BOX NOTICE



                                         [Date]


The Hongkong and Shanghai Banking Corporation
    Limited
Kyobashi 1-chome
Chuo-ku
Tokyo 104, Japan


Gentlemen:

          This notice is given to you by the undersigned, pursuant to the facility agreement dated as of April 27, 1988 (as amended to date, the "Facility Agreement") among Disney Enterprises, Inc. ("Disney") and TDL Funding Company (the "Company") in connection with your maintenance of Disney's account no. [_________] at your head office located at Kyobashi 1-chome, Chuo-ku, Tokyo 104, Japan (the "Lock Box Account").

          Pursuant to the terms of the Facility Agreement and a pledge agreement dated April 24, 1997 between Disney and the Company executed thereunder (the "Pledge Agreement"), Disney has assigned the Lock Box Account and all moneys from time to time deposited therein to the Company as security for Disney's obligations to the Company under the Facility Agreement. A copy of the Pledge Agreement, as executed by Disney and the Company, is being delivered to you with this notice.

          Upon receipt of a written notice from the Company that a termination event has occurred under the Facility Agreement, you shall (i) transfer all or any portion of the amounts then on deposit in, or thereafter deposited to, the Lock Box Account to such other account as the Company may designate or to such account as may be designated by any collection agent named by the Company in its written notice to you and (ii) otherwise act in accordance with such written instructions relating to the Lock Box Account as the Company or such collection agent may from time to time deliver to you.

          We hereby request you to issue each time when any deposit is made in the Lock Box Account a written consent to the pledge prescribed in the Pledge Agreement with an officially established date of such consent in the form of Annex A hereto.

          Please confirm your receipt of this notice and the copy of the Pledge Agreement annexed hereto and your agreement to the terms hereof by countersigning this letter below. Such countersignature will also constitute your confirmation that (i) you have received no prior notice of the assignment or pledge of, or the creation of any other security interest in or any attachment in respect of, the Lock Box Account and (ii) all payments from the Lock Box Account shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from either of us for any reason any such payment once made.


                                       Very truly yours,

                                       DISNEY ENTERPRISES, INC.


                                       By:
                                          _______________________
                                       Name:
                                             Title:

                                       TDL FUNDING COMPANY


                                       By:
                                          _______________________
                                       Name:
                                             Title:

enc.

Acknowledged and agreed to this
___ day of April, 1997

THE HONGKONG AND SHANGHAI BANKING CORPORATION,
LIMITED


By:
   _______________________
   Name:
   Title:


  Kyobashi 1-chome
  Chuo-ku
  Tokyo 104, Japan



(                        )
 ------------------------
Confirmed date of Japanese
Notary
(kakutei hizuke)
 ------- ------

                                    ANNEX A

                          CONSENT AND ACKNOWLEDGEMENT

Disney Enterprises, Inc.
500 South Buena Vista Street
Burbank, California  91521
U.S.A.

TDL Funding Company
c/o Caledonian Bank and Trust Limited
P.O. Box 1043
Caledonian House
Grand Cayman, Cayman Islands

Dear Sirs,

          Reference is hereby made to the Pledge Agreement made between Disney Enterprises, Inc. ("Disney") and TDL Funding Company (the "Company") and dated as of April 24, 1997 (the "Pledge Agreement") and the letter issued by Disney and the Company to our Bank and dated April 24, 1997 containing, inter alia, notice by Disney and the Company and acknowledgment by our Bank of the pledge of the Lock Box Account (as referred to therein) (the "Letter").

          Pursuant to the terms of the Pledge Agreement and the Letter, our Bank hereby gives consent to and acknowledges the pledge to the Company of the deposit existing in the Lock Box Account in the amount of [Amount] as of [Date] 19__, as security for the due performance of the secured obligations respectively set out in the Pledge Agreement.

                                       Very truly yours,

                                       THE HONGKONG AND SHANGHAI
                                       BANKING CORPORATION LIMITED
                                       Kyobashi 1-chome
                                       Chuo-ku
                                       Tokyo 104, Japan

                                       By:
                                          _____________________________
                                       Name:
                                             Title:

                                       (Confirmed date of Japanese
                                       Notary) (kakutei hizuke)
                                                ------- ------

                                   EXHIBIT C

                                PLEDGE AGREEMENT

          PLEDGE AGREEMENT (this "Agreement") made between TDL FUNDING COMPANY (the "Company") and DISNEY ENTERPRISES, INC. ("Disney") whereby the parties agree as follows:

          1. So as to secure the due performance of the monetary obligations as stated in Schedule A attached hereto, Disney hereby assigns to the Company all deposits from time to time in the deposit account described in Schedule B attached hereto (the "Account") and the right to withdraw and receive all such
                      -------
deposits.

          2. Disney hereby irrevocably appoints the Company as an attorney-in-fact for Disney and authorizes the Company to take the following actions on behalf of Disney:

            a. to obtain at the time of the establishment of the Account and thereafter each time when any deposit is made therein a written consent of the bank maintaining the Account (the "Bank") to the pledge of all deposits from
                                     ----
  time to time in the Account with an officially established date of such consent; and

            b. to take any action necessary for or incidental to the foregoing.

          3. In furtherance of the foregoing, Disney and the Company shall cause notice of the pledge hereby established to be given to the Bank in the form of the Lock Box Notice appended hereto as Annex 1 and shall cause the Bank to countersign such Lock Box Notice.

          4. This Agreement shall be governed by and construed in accordance with the laws of Japan.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate, and the parties hereto shall hold one copy each thereof.

DATED: April 24, 1997

                              TDL FUNDING COMPANY


                              By:________________________

                                               Name:
                                         Title:

                              DISNEY ENTERPRISES, INC.


                              By:________________________
                              Name:
                                   Title:

                         SCHEDULE A TO PLEDGE AGREEMENT

                              Monetary Obligations

          All amounts from time to time payable by Disney with respect to the Advances and accrued interest thereon pursuant to the limited recourse agreement dated as of April 27, 1988 between Disney and the Company relating to the limited recourse financing of royalty receipts from the Tokyo Disneyland Park.

                         SCHEDULE B TO PLEDGE AGREEMENT

                                Pledged Deposits

          Any and all deposits, whether present or future, in the following account:


          Name of Account:          Disney Enterprises, Inc.
          Number of Account:        [____________]
          Location of Account:      The Hongkong and Shanghai Banking Corporation
                                      Limited
                                    Kyobashi 1-chome
                                    Chuo-ku
                                    Tokyo 104, Japan

                          ANNEX 1 TO PLEDGE AGREEMENT

                                LOCK BOX NOTICE



                                        [Date]



The Hongkong and Shanghai Banking Corporation
    Limited
Kyobashi 1-chome
Chuo-ku
Tokyo 104, Japan


Gentlemen:

          This notice is given to you by the undersigned, pursuant to the facility agreement dated as of April 27, 1988 (as amended to date, the "Facility Agreement") among Disney Enterprises, Inc. ("Disney") and TDL Funding Company (the "Company") in connection with your maintenance of Disney's account no. [_________] at your head office located at Kyobashi 1-chome, Chuo-ku, Tokyo 104, Japan (the "Lock Box Account").

          Pursuant to the terms of the Facility Agreement and a pledge agreement dated April 24, 1997 between Disney and the Company executed thereunder (the "Pledge Agreement"), Disney has assigned the Lock Box Account and all moneys from time to time deposited therein to the Company as security for Disney's obligations to the Company under the Facility Agreement. A copy of the Pledge Agreement, as executed by Disney and the Company, is being delivered to you with this notice.

          Upon receipt of a written notice from the Company that a termination event has occurred under the Facility Agreement, you shall (i) transfer all or any portion of the amounts then on deposit in, or thereafter deposited to, the Lock Box Account to such other account as the Company may designate or to such account as may be designated by any collection agent named by the Company in its written notice to you and (ii) otherwise act in accordance with such written instructions relating to the Lock Box Account as the Company or such collection agent may from time to time deliver to you.

          We hereby request you to issue each time when any deposit is made in the Lock Box Account a written consent to the pledge prescribed in the Pledge Agreement with an officially established date of such consent in the form of Annex A hereto.

          Please confirm your receipt of this notice and the copy of the Pledge Agreement annexed hereto and your agreement to the terms hereof by countersigning this letter below. Such countersignature will also constitute your confirmation that
(i) you have received no prior notice of the assignment or pledge of, or the creation of any other security interest in or any attachment in respect of, the Lock Box Account and (ii) all payments from the Lock Box Account shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from either of us for any reason any such payment once made.


                                       Very truly yours,

                                       DISNEY ENTERPRISES, INC.


                                       By:
                                          _______________________
                                          Name:
                                                Title:


                                       TDL FUNDING COMPANY


                                       By:
                                          _________________________

                                                      Name:
                                         Title:

enc.

Acknowledged and agreed to this
___ day of April, 1997

THE HONGKONG AND SHANGHAI BANKING CORPORATION,
LIMITED


By:
   ________________________
   Name:
   Title:

  Kyobashi 1-chome
  Chuo-ku
  Tokyo 104, Japan



(                        )
 ------------------------
Confirmed date of Japanese
Notary
(kakutei hizuke)
 ------- ------

                                    ANNEX A

                           CONSENT AND ACKNOWLEDGMENT

Disney Enterprises, Inc.
500 South Buena Vista Street
Burbank, California  91521
U.S.A.

TDL Funding Company
c/o Caledonian Bank and Trust Limited
P.O. Box 1043
Caledonian House
Grand Cayman, Cayman Islands

Dear Sirs,

          Reference is hereby made to the Pledge Agreement made between Disney Enterprises, Inc. ("Disney") and TDL Funding Company (the "Company") and dated as of April 24, 1997 (the "Pledge Agreement") and the letter issued by Disney and the Company to our Bank and dated April 24, 1997 containing, inter alia, notice by Disney and the Company and acknowledgment by our Bank of the pledge of the Lock Box Account (as referred to therein) (the "Letter").

          Pursuant to the terms of the Pledge Agreement and the Letter, our Bank hereby gives consent to and acknowledges the pledge to the Company of the deposit existing in the Lock Box Account in the amount of [Amount] as of [Date] 19__, as security for the due performance of the secured obligations respectively set out in the Pledge Agreement.

                                       Very truly yours,

                                       THE HONGKONG AND SHANGHAI
                                       BANKING CORPORATION LIMITED
                                       Kyobashi 1-chome
                                       Chuo-ku
                                       Tokyo 104, Japan

                                       By:
                                          _____________________________
                                          Name:
                                               Title:

                                       (Confirmed date of Japanese
                                       Notary) (kakutei hizuke)
                                                ------- ------